United States
Securities and Exchange Commission
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Tredegar Corporation
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1100 Boulders Parkway │ Richmond, Virginia 23225

Annual Meeting of Shareholders
April 9, 2014

To Our Shareholders:

We invite you to attend the Annual Meeting of Shareholders to be held at Willow Oaks Country Club, 6228 Forest Hill Avenue, Richmond, Virginia, on Thursday, May 15, 2014, at 9:00 a.m., Eastern Daylight Time. A formal notice of the meeting, a proxy statement and a proxy card are enclosed. You are being asked to consider and act upon each of the following items:

1.	To elect the one director identified in the enclosed proxy statement to serve until the 2015 annual meeting of shareholders and until his successor is elected and qualified;

2.	To elect the four directors identified in the enclosed proxy statement to serve until the 2017 annual meeting of shareholders and until their successors are elected and qualified;

3.	To re-approve the material terms of the performance goals under the Amended and Restated 2004 Equity Incentive Plan;

4.	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2014; and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

There are four ways for you to exercise your vote. You may vote by completing, signing, dating and returning the enclosed proxy card in the self-addressed, stamped envelope provided. If your shares of Tredegar common stock are registered directly in your name with Computershare Investor Services, our transfer agent, you also have the option of voting your shares by telephone or via the Internet. Finally, you may vote in person at the meeting, even if you return the proxy.

On behalf of our Board of Directors, management and employees of Tredegar Corporation, I thank you for your continued support and confidence in our company.

Sincerely yours,

R. Gregory Williams Chairman of the Board

TREDEGAR CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:	Thursday, May 15, 2014, at 9:00 a.m., Eastern Daylight Time

PLACE:	Willow Oaks Country Club 6228 Forest Hill Avenue Richmond, Virginia 23225

ITEMS OF BUSINESS:	1.	To elect the one director identified in the proxy statement to serve as a Class II director until the 2015 annual meeting of shareholders and until his successor is elected and qualified;
	2.	To elect the four directors identified in the proxy statement to serve as Class I directors until the 2017 annual meeting of shareholders and until their successors are elected and qualified;
	3.	To re-approve the material terms of the performance goals under the Amended and Restated 2004 Equity Incentive Plan;
	4.	To ratify the appointment of PricewaterhouseCoopers LLP as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and
	5.	To transact any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

WHO MAY VOTE:	You may vote if you were a shareholder of record on March 28, 2014.

DATE OF MAILING:	This notice and the proxy statement are first being mailed to shareholders on or about April 9, 2014.

By Order of the Board of Directors

A. Brent King Vice President, General Counsel and Secretary

Table of Contents

VOTING INFORMATION	1
ELECTION OF DIRECTORS	7
TREDEGAR’S BOARD OF DIRECTORS	8
BOARD COMMITTEES	13
COMPENSATION OF DIRECTORS	17
Director Compensation	17
Components of Director Compensation	18
Outside Director Stock Ownership Guidelines	19
BOARD MEETINGS, MEETINGS OF NON-MANAGEMENT DIRECTORS AND BOARD COMMITTEES	19
Executive Compensation Committee Matters	19
Executive Compensation Committee Interlocks and Insider Participation	20
Audit Committee Matters	20
Nominating and Governance Committee Matters	21
Strategic Finance Committee Matters	21
CORPORATE GOVERNANCE	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
STOCK OWNERSHIP	25
Security Ownership of Management	25
Security Ownership of Certain Beneficial Owners	26
COMPENSATION DISCUSSION AND ANALYSIS	27
Executive Summary	27
2013 Compensation Highlights	27
Key Compensation Corporate Governance Practices	28
The Role of Shareholder Say-on-Pay Votes	29
Compensation Philosophy and Objectives	30
Process and Procedure for Determining Compensation of Executive Officers	30
Elements of Our Executive Officer Compensation Program	32
2013 Compensation Decisions	33
Other Benefits for Chief Executive Officer and Executive Officers	41
Agreements with Executive Officers	41
Corporate Tax and Accounting Considerations	42
Executive Stock Ownership Policy	43
Executive Incentive-Based Compensation Recoupment Policy	43
EXECUTIVE COMPENSATION COMMITTEE REPORT	44
COMPENSATION OF EXECUTIVE OFFICERS	45
Summary Compensation Table	45
Risk Analysis of Executive Compensation Program	46
Grants of Plan-Based Awards	48
Outstanding Equity Awards At Fiscal Year-End	49
Option Exercises and Stock Vested	50
Pension Benefits	51
Nonqualified Deferred Compensation	53
Other Potential Payments Upon Termination or a Change in Control	54
RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN	63
REPORT OF THE AUDIT COMMITTEE	70
AUDIT FEES	71
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	72
DIRECTOR NOMINATING PROCESS AND SHAREHOLDER PROPOSALS	72
Nominating and Governance Committee Process for Identifying and Evaluating Director Candidates	72
Director Candidate Recommendations and Nominations by Shareholders	73
Shareholders’ Proposals	73
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	75
BENEFICIAL OWNERS	75
OTHER MATTERS	75

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
TREDEGAR CORPORATION
To be held on May 15, 2014
Approximate date of mailing ‒ April 9, 2014

VOTING INFORMATION
The Board of Directors (Board) of Tredegar Corporation, a Virginia corporation (Tredegar, we, our or us), is soliciting your proxy for the annual meeting of shareholders to be held on Thursday, May 15, 2014 (the annual meeting). This proxy statement and the enclosed proxy card contain information about the items you will be voting on at the annual meeting.
Who may vote?
You may vote if you owned shares of Tredegar common stock on March 28, 2014, the date our Board established for determining shareholders entitled to vote at the annual meeting. On that date, there were 32,305,253 outstanding shares of Tredegar common stock. You are entitled to one vote for each share of Tredegar common stock you own.
What are the proposals shareholders will be voting on at the annual meeting?
You will be voting on the following:

•	the election of the one director identified in this proxy statement to serve as a Class II director until the 2015 annual meeting of shareholders and until his successor is elected and qualified;

•	the election of the four directors identified in this proxy statement to serve as Class I directors until the 2017 annual meeting of shareholders and until their successors are elected and qualified;

•	the re-approval of the material terms of the performance goals under the Amended and Restated 2004 Equity Incentive Plan;

•	the ratification of the appointment of PricewaterhouseCoopers LLP (or PwC) as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	the transaction of any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

How do I vote my shares?
You may vote your shares as follows:

•
You may vote in person at the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote your shares by proxy by one of the methods described below. If your shares of Tredegar common stock are registered directly in your name with Computershare Investor Services (or Computershare), our transfer agent, and you desire to vote in person at the annual meeting, you will be able to request a ballot at the annual meeting. If your shares of Tredegar common stock are held in street name with a brokerage firm and you desire to vote in person at the annual meeting, you will need to obtain a legal proxy from the brokerage firm. You should contact your brokerage firm for further information.

•
If your shares of Tredegar common stock are registered directly in your name with Computershare, you may vote by mail by completing, signing, dating and returning the enclosed proxy card in the self-addressed, stamped envelope provided.

•
If your shares of Tredegar common stock are registered directly in your name with Computershare, you may vote by telephone (touch-tone phones only) by calling toll-free 1-800-652-VOTE (8683) and following the instructions. Please have your control number located on the enclosed proxy card available when you call.

•
If your shares of Tredegar common stock are registered directly in your name with Computershare, you may vote via the Internet by accessing the web page www.investorvote.com/TG and following the on-screen instructions. Please have your control number located on the enclosed proxy card available when you access the web page.

If your shares of Tredegar common stock are held in street name with a brokerage firm, you may vote by completing, signing and returning the voting instruction form provided by your broker. You may also be able to vote by telephone or via the Internet if your broker makes these methods available. Please see the voting instruction form provided by your broker.

What constitutes a quorum for the annual meeting?
A quorum is a majority of the outstanding shares of Tredegar common stock, present in person or represented by proxy at the annual meeting. Abstentions, withheld votes and shares held of record by a broker or its nominee that are voted on any matter at the annual meeting are included in determining the number of shares present. Shares held of record by a broker or its nominee that are not voted on any matter at the annual meeting will not be included in determining whether a quorum is present. A quorum is necessary to conduct business at the annual meeting.

What items will be voted on at the annual meeting?

Proposal	Voting Choices, Board Recommendation and Voting Requirement
Proposals 1 and 2 – Election of Directors
Voting Choices
• Vote in favor of a nominee;
• Vote against a nominee; or
• Abstain from voting on a nominee.

Board Recommendation
The Board recommends a vote “FOR” each of the nominees named in the proxy statement.

Voting Requirement
Directors will be elected by a majority of the votes cast. A majority of the votes cast means that the number of votes “FOR” a nominee must exceed the number of votes “AGAINST” that nominee. Abstentions and broker non-votes will have no effect on the outcome.

Any director who receives a greater number of votes “AGAINST” his election than votes “FOR” such election will promptly tender his resignation to the Board in accordance with Tredegar’s Governance Guidelines. The Nominating and Governance Committee will consider the tendered resignation and recommend to the Board whether to accept or reject the tendered resignation. The full Board will consider all factors it deems relevant to the best interests of Tredegar, make a determination and publicly disclose its decision and, if such resignation is rejected, the rationale behind the decision, within 90 days after certification of the election results.

Proposal 3 – Re-approval of the Material Terms of the Performance Goals under the Amended and Restated 2004 Equity Incentive Plan
Voting Choices
• Vote in favor of the re-approval;
• Vote against the re-approval; or
• Abstain from voting.

Board Recommendation
The Board recommends a vote “FOR” this proposal.

Voting Requirement
The re-approval of the material terms of the performance goals under the Amended and Restated 2004 Equity Incentive Plan will be approved if the votes cast “FOR” exceed the votes cast “AGAINST.” Abstentions and broker non-votes will have no effect on the outcome.

Proposal 4 – Ratification of the Selection of Independent Registered Public Accounting Firm
Voting Choices
• Vote in favor of the ratification;
• Vote against the ratification; or
• Abstain from voting.

Board Recommendation
The Board recommends a vote “FOR” this proposal.

Voting Requirement
The selection of the independent registered public accounting firm will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.” Abstentions and broker non-votes will have no effect on the outcome.

Will my shares be voted if I do not return my proxy?
If you are a Tredegar shareholder whose stock is registered directly in your name with Computershare, our transfer agent, and you do not provide your signed proxy, your shares will not be represented at the meeting, will not count toward the quorum requirement and will not be voted.
If you are a Tredegar shareholder whose stock is held in street name with a brokerage firm, your broker may or may not vote your shares in its discretion if you have not provided voting instructions to the broker. Whether the broker may vote your shares depends on the proposals before the meeting. Under the rules of the New York Stock Exchange (or the NYSE), your broker may vote your shares in its discretion on “routine matters.” The ratification of the appointment of the independent registered public accounting firm (Proposal 4) is a routine matter on which brokers are permitted to vote on behalf of their clients if their clients do not furnish voting instructions with respect to this matter.
The rules of the NYSE, however, do not permit your broker to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your broker has not received your voting instructions with respect to that proposal, your broker cannot vote your shares on that proposal. This is called a “broker non-vote.” Under the rules of the NYSE, the election of directors (Proposals 1 and 2) and the re-approval of the material terms of the performance goals under the Amended and Restated 2004 Equity Incentive Plan (Proposal 3) are each considered non-routine matters. In order to avoid a broker non-vote of your shares on these proposals, you must send voting instructions to your broker.

Can I change or revoke my vote?
You may change or revoke your proxy at any time before it is voted at the annual meeting. You can change or revoke your proxy by (1) voting in person at the annual meeting, (2) delivering another later-dated proxy or (3) notifying Tredegar’s Corporate Secretary in writing that you want to change or revoke your proxy. Attendance at the annual meeting will not by itself revoke a proxy.
What happens if I do not specify a choice when returning a proxy?
All signed proxies that have not been revoked will be voted at the annual meeting. If your proxy contains any specific voting instructions, they will be followed. However, if you sign and return your proxy without providing specific voting instructions, you give authority to the individuals designated on the proxy card to vote on the proposal(s) for which you have not made specific selections. If no specific instruction is given or selection made, it is intended that all proxies signed and returned will be voted in the manner recommended by our Board as disclosed in this proxy statement. As to any other business that may properly come before the annual meeting, the individuals designated on the proxy card will vote the shares of Tredegar common stock represented by the proxy card in the manner as our Board may recommend or otherwise in the proxyholders’ discretion.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, it means you have multiple accounts with our transfer agent, Computershare, or with one or more brokerage firms. To vote all your shares, you will need to sign and return all proxy cards. We encourage you to consolidate your accounts with the same name and address with Computershare in a single account whenever possible. For additional information, please contact our transfer agent at 1-800-622-6757.

Who pays for the solicitation of proxies?
We will pay the cost of soliciting proxies and may use employees to solicit proxies by mail, in person or by telephone. We have engaged Alliance Advisors, LLC (or Alliance) to solicit proxies from brokers, nominees, fiduciaries and other custodians. We will pay Alliance $5,000 for its services and will reimburse Alliance for its out‑of‑pocket expenses, including mailing, copying, phone calls, faxes and other matters, and will indemnify Alliance against any losses arising out of that firm’s proxy soliciting services on our behalf.
How do I communicate with the Board of Directors?
Our Board has unanimously approved a process for shareholders and other interested parties to send communications to our Board and individual directors. Shareholders can communicate in writing to our Board and, if applicable, any Board Committee or specified individual directors by either mailing communications c/o Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary, or by sending an e-mail to the following address: directors@tredegar.com. As noted elsewhere in this proxy statement, you may use these same means to communicate with non-management directors or the independent directors (in each case, individually or as a group). We will forward communications to the intended recipient(s), although we screen mail for security purposes.
Where can I find Tredegar’s corporate governance materials?
Our Governance Guidelines, Code of Conduct and the charters of our Audit Committee, Executive Compensation Committee, Nominating and Governance Committee and Strategic Finance Committee are available on our website at www.tredegar.com by selecting “Corporate Governance” under “Investors.” Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into other filings we make with the Securities and Exchange Commission (the SEC).
How may I obtain Tredegar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and other financial information?
Unless you have given specific instructions that you prefer to receive your materials electronically, we have enclosed a copy of our 2013 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (2013 Form 10-K).
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2014
The proxy statement and the 2013 Annual Report are available at www.tredegar.com under “Investors.”
Shareholders may request additional copies of the 2013 Form 10-K (including the financial statements and financial statement schedules), without charge, from:
Tredegar Corporation
Attention: Investor Relations
1100 Boulders Parkway
Richmond, Virginia 23225
1-800-411-7441
invest@tredegar.com

We will deliver a list of exhibits to the 2013 Form 10-K, showing the cost of each, with the copy of the 2013 Form 10-K. We will provide any of the exhibits upon payment of the charge noted on the list. Exhibits to the 2013 Form 10-K are also available on the SEC’s website at www.sec.gov.
May shareholders ask questions at the annual meeting?
Yes. At the end of the annual meeting, we will give shareholders attending the meeting the opportunity to ask questions.
Is it possible to receive future mailings electronically?

Yes. If your shares of Tredegar common stock are registered in your name with Computershare and you are interested in receiving future shareholder communications electronically rather than receiving paper copies, you should vote your shares using the Internet voting option and follow the instructions provided. When future shareholder communications become available, you will receive an e-mail letting you know that you may access and download the documents from Tredegar’s website at www.tredegar.com. Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice by sending written notice of revocation to us at Tredegar’s headquarters. If your shares of Tredegar common stock are held in street name with a brokerage firm, you should refer to the information provided by your broker and follow the instructions on how to receive future shareholder communications electronically, if this option is provided.

What if I have questions for Tredegar’s transfer agent?
You can contact our transfer agent directly with questions concerning stock certificates, dividend checks, transfer of ownership, our dividend reinvestment and stock purchase plan or other matters relevant to your Tredegar shareholder account at:
Computershare Investor Services
P. O. Box 30170
College Station, TX 77842-3170
Telephone: 1-800-622-6757
web.queries@computershare.com

Can I access my Tredegar account online?
Yes. If you are a shareholder of record, you can access your Tredegar shareholder account online via Computershare’s Investor Centre at www.computershare.com/investor, a service provided by our transfer agent. This service makes it easy and convenient to get current information on your shareholder account, such as:

• Review share balances • Review certificate history • Review 1099 tax information • Change mailing address	• Review dividend payment history • Enroll in our dividend reinvestment plan • Request direct deposit of dividends • Obtain shareholder forms and instructions
You may also access this site by visiting our website at www.tredegar.com and selecting “IR Contacts” under “Investors.” If you have any questions or need assistance, please contact Computershare’s Shareholder Services Group at 1‑800‑622‑6757.

PROPOSALS 1 AND 2: ELECTION OF DIRECTORS
Our Board is divided into three classes of directors. Each class of directors customarily serves for three years and until their successors are elected and qualified. The term for each class is staggered so that one class is elected at each annual meeting. Certain circumstances could cause the terms of our directors to vary and the classes of directors to change if a director is elected for less than a three-year term.
On February 19, 2014, Tredegar entered into an agreement (or the Agreement) with Mr. John D. Gottwald, a director of Tredegar, Mr. William M. Gottwald, a director of Tredegar and Vice Chairman of the Board, and Mr. Floyd D. Gottwald, Jr. (together, the Gottwald Group) that, among other things, contains provisions relating to the size and composition of the Board and its committees and the nominees for election of directors of Tredegar at the 2014 annual meeting. Pursuant to the Agreement, Tredegar, on February 19, 2014, amended its Bylaws to increase the size of the Board to twelve directors and appointed Messrs. Kenneth R. Newsome, Gregory A. Pratt and Carl E. Tack, III, as new directors effective as of that date.
The terms of Messrs. Austin Brockenbrough, III, George A. Newbill, Kenneth R. Newsome, Gregory A. Pratt, Carl E. Tack, III, and R. Gregory Williams will expire at the 2014 annual meeting. Mr. Brockenbrough will retire from the Board when his term expires as of the 2014 annual meeting. Pursuant to the Agreement, and upon the recommendation of the Nominating and Governance Committee, the Board has nominated and recommended Messrs. George A. Newbill, Kenneth R. Newsome, Gregory A. Pratt and Carl E. Tack, III, for election at the 2014 annual meeting as Class I directors to serve three-year terms expiring at the 2017 annual meeting, and nominated and recommended R. Gregory Williams for election at the 2014 annual meeting as a Class II director to serve a one-year term expiring at the 2015 annual meeting.
During the term of the Agreement, the Gottwald Group agrees to certain standstill restrictions (subject to conditions), agrees to vote all of its shares of common stock for director nominees recommended by the Board, and agrees to be present, in person or by proxy, at all duly held meetings of the shareholders (except that, with respect to the 2015 annual meeting, if Mr. William M. Gottwald is not nominated or recommended for election as a director at that meeting, the standstill and voting provisions will not apply).
The Agreement further provides that, following the 2014 annual meeting, Tredegar’s Bylaws will be amended to reduce the size of the Board from twelve to eleven directors. Immediately following the 2015 annual meeting, the Bylaws will be amended to reduce the size of the Board from eleven to ten directors. Except as otherwise provided in the Agreement, the Agreement will terminate at 11:59 p.m. on the date that Tredegar holds its 2015 annual meeting.
In connection with the entry into the Agreement, the Board approved the termination Tredegar’s Second Amended and Restated Rights Agreement, dated as of November 18, 2013, between Tredegar and Computershare Trust Company, N.A., as Rights Agent, and the redemption of all of the outstanding rights that were appurtenant to shares of Tredegar common stock, at a redemption price of $.01 per right, payable in cash to shareholders of record as of the close of business on March 3, 2014.

Should all the nominees be elected to our Board, the director classes after the 2014 annual meeting will be as follows:

Class I Terms expiring at 2017 annual meeting	Class II Terms expiring at 2015 annual meeting	Class III Terms expiring at 2016 annual meeting
George A. Newbill Kenneth R. Newsome Gregory A. Pratt Carl E. Tack, III	Donald T. Cowles George C. Freeman, III William M. Gottwald R. Gregory Williams	John D. Gottwald Thomas G. Snead, Jr. Nancy M. Taylor

Our Board recommends that you vote “FOR” all of the nominees.

TREDEGAR’S BOARD OF DIRECTORS
Integrity and honesty are core values of Tredegar. As a result, our directors must be persons of the utmost integrity who possess the highest standards of business and professional conduct. We believe that each of our directors and nominees has these and other key attributes that are important to an effective board, including candor, analytical skills, business acumen, the willingness to engage management and each other in a constructive and collaborative fashion, and the ability and commitment to devote significant time and energy to service on our Board and its committees. These characteristics are emphasized in the evaluation and recruitment of new directors.
Following is certain biographical and professional information, including information regarding each director’s or nominee’s specific experience, qualifications, attributes or skills that led to the conclusion that the individual should serve as a Tredegar director, concerning the nominees as well as the directors whose terms of office will continue after the annual meeting:

Retired, having served previously as Vice President and General Counsel, Executive Vice President for Law and External Affairs, President of Reynolds Aluminum Supply Company, and Senior Vice President for Construction and Distribution of Reynolds Metals Company, an integrated producer of primary aluminum and aluminum products, from 1989 to 2001.
The Board has concluded that Mr. Cowles should serve as a director based on his prior service as a manufacturing executive in the aluminum industry.

Donald T. Cowles Age: 67 Director since 2003 Current term expires 2015

Chief Executive Officer of Universal Corporation, an international leaf tobacco merchant (Universal), since April 1, 2008, Chairman of Universal since August 5, 2008, and President of Universal since December 12, 2006.
Other directorship: Universal (NYSE: UVV).
The Board has concluded that Mr. Freeman should serve as a director based on his strong executive management and leadership skills, his financial expertise and his extensive knowledge of international business, risk oversight and corporate governance.

George C. Freeman, III Age: 50 Director since 2011 Current term expires 2015

Retired, having served previously as President and Chief Executive Officer of Tredegar from March 1, 2006 until January 31, 2010, and as Chairman of the Board of Tredegar from September, 2001 until February, 2008.
The Board has concluded that Mr. Gottwald should serve as a director based on his significant knowledge and understanding of Tredegar and its businesses and his significant experience and expertise in the leadership of global manufacturing companies.

John D. Gottwald Age: 59 Director since 1989 Current term expires 2016

Vice Chairman of the Board of Tredegar, having served previously as Chairman of the Board of Directors of Albemarle Corporation (NYSE: ALB), a specialty chemicals company (Albemarle), from 2001 until 2008.
The Board has concluded that Mr. Gottwald should serve as a director based on his significant experience and expertise in the leadership of global manufacturing companies.

William M. Gottwald Age: 66 Director since 1997 Current term expires 2015

Retired, having served previously as Executive Vice President of Albemarle from August, 2007 until February 29, 2008, and as Senior Vice President – Manufacturing Operations of Albemarle from January, 2004 until August, 2007.
The Board has concluded that Mr. Newbill should serve as a director based on his extensive experience in global manufacturing operations and operational excellence, since integrating processes in our manufacturing subsidiaries is an important factor of our success.

George A. Newbill Age: 71 Director since 2008 Current term expires 2014

President and CEO of AMF Bakery Systems, Inc., a leading manufacturer of high speed industrial baking equipment, since 1996.
Other directorship: Medical Action Industries Inc. (NASDAQ GS: MDCI), which develops, manufactures and distributes to healthcare providers a vast array of high-quality disposable medical products.
The Board has concluded that Mr. Newsome should serve as a director based on his manufacturing expertise and significant leadership and management skills acquired as the chief executive of a global manufacturing company.

Kenneth R. Newsome Age: 54 Director since February 2014 Current term expires 2014

Retired, having served previously as Interim CEO and President of Carpenter Technology Corporation (Carpenter) (NYSE: CRS), from September, 2009 to July, 2010. Mr. Pratt has served as Chapter Chairman of the National Association of Corporate Directors, a non-profit organization focused on improving boardroom governance, since 2007.
Other directorship: Carpenter, where Mr. Pratt serves as Chairman of the Board. Carpenter develops, manufactures and distributes cast/wrought and powder metal stainless steels and specialty alloys.
The Board has concluded that Mr. Pratt should serve as a director based on his financial and manufacturing expertise and leadership and management skills acquired as the former chief executive of a large public company.

Gregory A. Pratt Age: 65 Director since February 2014 Current term expires 2014

Retired, having served previously as President of Wellpoint, Inc., Southeast Region, a managed care and health insurance company, from December, 2004 until his retirement in January, 2006. From July, 2002 until December, 2004, he served as President of Anthem Southeast, a subsidiary of Anthem, Inc., following its merger with Trigon Healthcare, Inc. Mr. Snead joined Trigon Healthcare, Inc. in 1985 and held various positions, including Chairman from 2000 until 2002, President and Chief Executive Officer from 1999 until 2002, President and Chief Operating Officer from 1997 until 1999, and Senior Vice President and Chief Financial Officer from 1990 until 1997.
Mr. Snead served as a director of LandAmerica Financial Group, Inc., a real estate transaction services company, from 2001 until 2009.
Other directorship: Xenith Bankshares, Inc. (NASDAQ CM: XBKS), a holding company for a Virginia banking corporation.
The Board has concluded that Mr. Snead should serve as a director based on his significant executive, financial and operations experience at a complex and highly regulated public company. His extensive background in corporate strategy, finance, accounting and operations allows Mr. Snead to provide valuable insight. In addition, he brings public company board experience gained from his service on other public company boards.

Thomas G. Snead, Jr. Age: 60 Director since 2013 Current term expires 2016

Adjunct Professor, College of William and Mary, Mason School of Business and Marshall Wythe School of Law since July, 2013, and Lecturer, London Business School, since August, 2012, having served previously as Managing Partner, Delta Partners Group, from December, 2010 until May, 2012, Lecturer (Finance) at Imperial College London from January, 2010 until May, 2010, Executive in Residence, London Business School, from January, 2010 until June, 2011, and Managing Director, Deutsche Bank, from June, 1996 until April, 2009.
The Board has concluded that Mr. Tack should serve as a director based on his significant corporate finance and corporate strategy expertise acquired through his 24 years of experience as an investment banker working with companies engaged in a variety of industries and global markets.

Carl E. Tack, III Age: 58 Director since February 2014 Current term expires 2014

President and Chief Executive Officer of Tredegar since January 31, 2010, having served previously as Executive Vice President of Tredegar from January 1, 2009 until January 31, 2010, President of Tredegar Film Products from April 5, 2005 until January 31, 2010, and Senior Vice President of Tredegar from November 1, 2004 until January 1, 2009.
Other directorship (as of April 1, 2014): Lumber Liquidators Holdings, Inc. (NYSE: LL), the largest specialty retailer of hardwood flooring in North America.
The Board has concluded that Ms. Taylor should serve as a director based on her significant knowledge and understanding of Tredegar and its businesses, her knowledge of the complex issues facing global manufacturing companies and to enhance Tredegar’s ability to respond to such issues.

Nancy M. Taylor Age: 54 Director since 2010 Current term expires 2016

President of CCA Financial Services, LLC, a technology equipment leasing company, since 1984, and Chairman of the Board of Tredegar since May 18, 2010.
The Board has concluded that Mr. Williams should serve as a director based on his strong background in finance and accounting, particularly with regard to his oversight of financial and audit structures.

R. Gregory Williams Age: 61 Director since 2002 Current term expires 2014

On the recommendation of the Nominating and Governance Committee (or the Governance Committee), our Board has affirmatively determined that, except for Ms. Taylor, all of our directors and our nominees are independent, as that term is defined under the general independence standards of the NYSE listing standards and our Governance Guidelines.

Our Board has adopted, as part of our Governance Guidelines, categorical standards to assist it in making these independence determinations. All of the directors and the nominees identified as “independent” in this proxy statement meet these categorical standards, which are available on our website at www.tredegar.com by selecting “Corporate Governance” under “Investors.”

BOARD COMMITTEES
The following table provides an overview of the membership, principal functions and number of meetings held in 2013 of all current and former committees of our Board. Each of our current standing committees, Audit Committee, Executive Compensation Committee, Nominating and Governance Committee and Strategic Finance Committee of our Board, operates under a charter approved by our Board. Those committee charters are available on our website. See “Voting Information ‒ Where can I find Tredegar’s corporate governance materials?” on page 5 of this proxy statement. Each of the committees periodically reviews its respective committee charter and, if appropriate, recommends revisions thereto to our Board.

Committee and Members	Principal Functions*	Number of Meetings
AUDIT: Austin Brockenbrough, III Donald T. Cowles** George C. Freeman, III Thomas G. Snead, Jr. Effective February 19, 2014: Austin Brockenbrough, III Donald T. Cowles** George C. Freeman, III Kenneth R. Newsome Gregory A. Pratt R. Gregory Williams
Reviews and oversees financial reporting, policies, procedures and internal controls
Retains independent registered public accounting firm
Oversees activities of independent registered public accounting firm
Oversees internal audit function
Oversees legal and regulatory compliance and adherence to our Code of Conduct
Reviews and approves, if appropriate, related person transactions
Receives from and discusses with independent registered public accounting firm written disclosures as to independence
Prepares the Audit Committee report for inclusion in the annual proxy statement
Establishes procedures for complaints received regarding our accounting, internal accounting controls and auditing matters
5

* We recommend that shareholders review the charters for our Audit Committee, Executive Compensation Committee, Nominating and Governance Committee and Strategic Finance Committee for a full description of the respective committee’s responsibilities.

** Committee Chairperson

Committee and Members	Principal Functions*	Number of Meetings
EXECUTIVE COMPENSATION: Donald T. Cowles William M. Gottwald George A. Newbill** R. Gregory Williams Effective February 19, 2014: Donald T. Cowles William M. Gottwald George A. Newbill** Kenneth R. Newsome Thomas G. Snead, Jr. Carl E. Tack, III
Approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates our Chief Executive Officer’s performance in light of those goals and objectives
Determines and approves Chief Executive Officer compensation, including base salary and incentive awards
Approves the salaries and incentive awards of executive officers
Grants awards under our equity incentive plans
Reviews compensation programs to confirm they do not encourage unnecessary risk-taking
Retains compensation consultants, legal counsel and any other advisors to the Committee
Reviews and recommends for approval by the Board Tredegar’s approach with respect to the advisory vote on executive compensation (say-on-pay) and how frequently Tredegar should permit shareholders to have a say-on-pay
Reviews and discusses with our management the Compensation Discussion and Analysis
Based on such review and discussion, determines whether to recommend to our Board that the Compensation Discussion and Analysis be included in the annual proxy statement
Prepares the Executive Compensation Committee report for inclusion in the annual proxy statement
		5
EXECUTIVE: John D. Gottwald** William M. Gottwald George A. Newbill Nancy M. Taylor This Committee was dissolved as of February 19, 2014.	Acts on our Board’s behalf in accordance with our Bylaws, except as limited by the Virginia Stock Corporation Act and except with respect to the compensation of executive officers	3

* We recommend that shareholders review the charters for our Audit Committee, Executive Compensation Committee, Nominating and Governance Committee and Strategic Finance Committee for a full description of the respective committee’s responsibilities.

** Committee Chairperson

Committee and Members	Principal Functions*	Number of Meetings
INVESTMENT POLICY AND RELATED PERSON TRANSACTIONS: Austin Brockenbrough, III Donald T. Cowles R. Gregory Williams** This Committee was dissolved as of February 19, 2014.	Administers our Investment Conflict of Interest Policy Reviews and approves, if appropriate, requests by our directors, officers and employees to (1) co-invest in investments in non-marketable securities we are considering or (2) dispose of any such co-investment Reviews and approves, if appropriate, related person transactions This Committee received no co-investment requests during 2013 and did not consider any related person transactions	0
NOMINATING AND GOVERNANCE: Austin Brockenbrough, III** George C. Freeman, III John D. Gottwald R. Gregory Williams Effective February 19, 2014: Austin Brockenbrough, III** George C. Freeman, III John D. Gottwald Gregory A. Pratt Thomas G. Snead, Jr.
Reviews the size and composition of our Board to ensure a balance of appropriate skills and characteristics
Develops criteria for director nominees
Recruits new directors, considers director nominees recommended by shareholders and others and recommends nominees for election as directors, all in accordance with the director selection criteria
Makes recommendations regarding term of office and classification and approves compensation of directors, including the compensation of our Chairman and any Vice Chairman
Reviews our Code of Conduct, Governance Guidelines and other governance matters, and makes sure policies are properly communicated and consistently enforced
Makes recommendations regarding composition of our Board committees
Recommends actions to increase our Board’s effectiveness
		2

* We recommend that shareholders review the charters for our Audit Committee, Executive Compensation Committee, Nominating and Governance Committee and Strategic Finance Committee for a full description of the respective committee’s responsibilities.

** Committee Chairperson

Committee and Members	Principal Functions*	Number of Meetings
STRATEGIC FINANCE: George C. Freeman, III** John D. Gottwald R. Gregory Williams Effective February 19, 2014: George C. Freeman, III** Gregory A. Pratt Carl E. Tack, III R. Gregory Williams
Makes recommendations regarding capital structure and financial management, including the prudent use of leverage to enhance shareholder value
Makes recommendations regarding the dividend policy and the declaration of dividends or other forms of distributions of stock
Makes recommendations regarding the repurchase of stock
Makes recommendations regarding short-term and long-term borrowings
Makes recommendations regarding the registration and issuance of debt or equity securities (except in the case of the issuance of debt or equity securities in connection with a merger or acquisition transaction)
Reviews and evaluates strategies to create additional value for shareholders
This Committee was formed December 18, 2013 and no meetings were held prior to year end
0

* We recommend that shareholders review the charters for our Audit Committee, Executive Compensation Committee, Nominating and Governance Committee and Strategic Finance Committee for a full description of the respective committee’s responsibilities.

** Committee Chairperson

COMPENSATION OF DIRECTORS
The following table presents information relating to total compensation of our directors, other than the Chief Executive Officer, for the fiscal year ended December 31, 2013.
Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards		Change in Pension Value and Non-qualified Deferred Compensation Earnings		Total
	($)	($)	($)		($)		($)
Austin Brockenbrough, III	$68,549	$50,823	$0		$0		$119,372
Donald T. Cowles	$74,549	$50,823	$0		$0		$125,372
George C. Freeman, III	$64,924	$50,823	$0		$0		$115,747
John D. Gottwald	$62,669	$50,823	$0	(2)	$0	(3)	$113,492
William M. Gottwald	$59,694	$50,823	$0		$0		$110,516
Richard L. Morrill(4)	$22,890	$16,549	$0		$0		$39,439
George A. Newbill	$72,864	$50,823	$0		$0		$123,687
Thomas G. Slater, Jr. (5)	$37,024	$36,706	$0		$0		$73,730
Thomas G. Snead, Jr.	$43,018	$34,274	$0		$0		$77,293
R. Gregory Williams	$93,582	$83,277	$0		$0		$176,859
______________

(1)    As part of the 2013 annual retainer, each non-employee director received quarterly grants of Tredegar common stock under the Tredegar Corporation Amended and Restated 2004 Equity Incentive Plan (or the 2004 Plan). Each non-employee director received a number of shares of Tredegar common stock equal as nearly as possible to but not to exceed $8,500 (for the first quarter of 2013) and $14,125 (for the remaining quarters of 2013), based on the closing price of Tredegar common stock as reported on the NYSE on the dates of grant. The following table indicates the respective dates of grant, the number of shares received and the closing price of Tredegar common stock for each such grant received by each non-employee director:

Date of Grant	Number of Shares	Closing Price
March 28, 2013	288	$29.44
June 28, 2013	549	$25.70
September 30, 2013	543	$26.00
December 31, 2013	490	$28.81

The amounts set forth in the Director Compensation Table represent the grant date fair value computed in accordance with FASB Accounting Standards Codification™ Topic 718, Compensation – Stock Compensation for the shares of Tredegar common stock awarded to each non-employee director identified above under the terms of the 2004 Plan during the fiscal year ended December 31, 2013, based on the closing price of Tredegar common stock as reported on the NYSE on the respective dates of grant noted above. There were no unvested stock awards or option awards as of December 31, 2013, except for Mr. John Gottwald, whose outstanding awards are described in footnote (2) below.

(2)    Mr. Gottwald had 200,000 stock options outstanding on December 31, 2013. The options have vested, of which 100,000 expire on February 21, 2015 and 100,000 expire on February 18, 2016.

(3)    The actuarial present value of Mr. Gottwald’s benefit under the Tredegar Corporation Retirement Benefit Restoration Plan (or the Restoration Plan) decreased by $42,555 and his benefit under the Tredegar Corporation Retirement Income Plan (or the Pension Plan) decreased by $31,961. These amounts represent the change in actuarial present value in the above plans from December 31, 2012 to December 31, 2013. Benefit accruals and the benefit available under the Restoration Plan were frozen as of December 31, 2005.

(4)    Dr. Morrill retired from the Board, effective immediately following the conclusion of the Board meeting that occurred immediately after the 2013 annual meeting of shareholders.

(5)    Mr. Slater resigned from the Board on September 25, 2013.

Components of Director Compensation
The Nominating and Governance Committee determines and approves director compensation, except for a director who is also our Chief Executive Officer, whose compensation is determined solely by our Executive Compensation Committee. Under its charter, our Nominating and Governance Committee may delegate these responsibilities to a subcommittee of the Committee created and approved by our Nominating and Governance Committee. Any such subcommittee must be composed entirely of independent directors and operate under a written charter.
Prior to April 1, 2013, non-employee directors and committee members received the following annual retainers, payable in equal quarterly installments in arrears, for their service on Tredegar’s Board:

Non-Employee Director	$68,000
Chairman of the Board	$65,000
Audit Committee Chairperson	$16,000
Non-Chair Member of the Audit Committee	$9,500
Executive Compensation Committee Chairperson	$11,000
Non-Chair Member of the Executive Compensation Committee	$7,000
Nominating and Governance Committee Chairperson	$7,500
Non-Chair Member of the Nominating and Governance Committee	$4,500
Executive Committee Chairperson (1)	$9,000
Non-Chair Member of the Executive Committee(1)	$4,500
Member of the Investment Policy and
Related Person Transactions Committee(1)	$625
______________

(1)    The Executive Committee and the Investment Policy and Related Person Transactions Committee were dissolved by the Board on February 19, 2014.

At its March 2013 meeting, the Nominating and Governance Committee reviewed the compensation paid to non-employee directors for serving on the Board and its committees, along with local and national benchmarking data. To ensure that Tredegar is able to attract and retain highly qualified directors, the Nominating and Governance Committee approved certain increases in the compensation paid to non-employee directors from $68,000 annually to $113,000 annually. The compensation increase became effective as of April 1, 2013, with respect to payments to be made on and after June 30, 2013.

The retainer for non-employee directors and Chairman of the Board was paid 50% in the form of cash and 50% in the form of a stock award under the 2004 Plan. The stock award was determined based on the closing price of Tredegar common stock as reported on the NYSE on the date of grant. Each quarterly stock award became fully vested and transferable immediately upon the date of grant.

Retainers for our Chairman of the Board and committee chairpersons and members commenced after our Board elected members to these positions.
At its February, 2014 meeting, the Nominating and Governance Committee approved the following annual retainers that will be paid for service on the Strategic Finance Committee: Strategic Finance Committee Chairperson will be paid $15,000 annually, and each Non-Chair Member of the Strategic Finance Committee will be paid $8,000 annually.
Outside Director Stock Ownership Guidelines
Under Tredegar’s Outside Director Stock Ownership Guidelines, all of our non-employee directors are to achieve ownership of Tredegar common stock in an amount equal to at least three times that director’s base annual cash retainer. Directors have three years from their election to the Board to satisfy 50% of the requirement and six years to satisfy the full requirement. All of our directors, with the exception of Mr. Freeman, who joined the Board following his election at the 2011 annual meeting, Mr. Snead, who joined the Board following his election at the 2013 annual meeting, and Messrs. Newsome, Pratt and Tack, who joined the Board on February 19, 2014, have satisfied the full stock ownership requirement. Mr. Freeman has satisfied the three-year, 50% requirement.

BOARD MEETINGS, MEETINGS OF NON-MANAGEMENT DIRECTORS AND BOARD COMMITTEES
Our Board held ten meetings in 2013. Each director attended at least 88% of the aggregate of (1) the total number of Board meetings held during 2013 while he or she was a director and (2) the total number of meetings of all committees of the Board on which the director then served. In 2013, the committees of the Board included the four current standing committees, the Executive Committee, the Investment Policy and Related Person Transactions Committee and the Special Committee. Pursuant to the Agreement, the Board dissolved the Executive Committee, Investment Policy and Related Person Transaction Committee and the Special Committee on February 19, 2014.

The non-management directors of our Board, who are all independent, meet regularly in private session. Our Board has determined that our Chairman of the Board should chair all meetings of non-management directors, as provided in our Governance Guidelines. During these meetings, the chairperson has the power to lead the meeting, set the agenda and determine the information to be provided, but all non-management directors are encouraged to and do suggest topics for discussion and identify materials and other information for review. The chairperson of our Nominating and Governance Committee chairs the meetings of independent directors, as provided in our Governance Guidelines.

Shareholders and other interested persons may contact the independent directors (individually or as a group) or the Chairman (individually) in writing through one of the means described under “Voting Instructions ‒ How do I communicate with the Board of Directors?” on page 5 of this proxy statement.
Executive Compensation Committee Matters
Our Executive Compensation Committee currently consists of Messrs. George A. Newbill (Chairman), Donald T. Cowles, William M. Gottwald, Kenneth R. Newsome, Thomas G. Snead, Jr. and Carl E. Tack, III. The principal functions of our Executive Compensation Committee are more fully described under “Board Committees – Executive Compensation” on page 14 of this proxy statement and “Compensation Discussion and Analysis” beginning on page 27 of this proxy statement and in the Executive Compensation Committee Charter, which is available on our website. See “Voting Information ‒ Where can I find Tredegar’s corporate governance materials?” on page 5 of this proxy statement.

All of the members of our Executive Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (or the Exchange Act)), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code), and “independent directors” (within the meaning of the current NYSE listing standards and Tredegar’s Governance Guidelines). No Executive Compensation Committee member is a current or former employee of Tredegar or any of our subsidiaries.
Executive Compensation Committee Interlocks and Insider Participation
No member of our Executive Compensation Committee was at any time an officer or employee of Tredegar. None of our executive officers serves as a director or member of a compensation committee (or other committee of a board performing equivalent functions) of another entity where an executive officer of such entity served as a director of Tredegar or on our Board’s Executive Compensation Committee.
Audit Committee Matters
Our Audit Committee currently consists of Messrs. Donald T. Cowles (Chairman), Austin Brockenbrough, III, George C. Freeman, III, Kenneth R. Newsome, Gregory A. Pratt and R. Gregory Williams. The principal functions of our Audit Committee are more fully described under “Board Committees – Audit” on page 13 of this proxy statement and “Report of the Audit Committee” beginning on page 69 of this proxy statement and in the Audit Committee Charter, which is available on our website. See “Voting Information – Where can I find Tredegar’s corporate governance materials?” on page 5 of this proxy statement.
Upon the recommendation of our Nominating and Governance Committee, our Board has determined that each member of our Audit Committee is independent of management and free of any relationships that, in the opinion of our Board, would interfere with the exercise of independent judgment and is independent, as that term is defined under the enhanced independence standards for audit committee members in the Exchange Act and rules thereunder, as incorporated into the listing standards of the NYSE, and in accordance with the Audit Committee Charter and our Governance Guidelines.
Our Board has determined that Messrs. George C. Freeman, III, Gregory A. Pratt and R. Gregory Williams are “audit committee financial experts,” as that term is defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002. Our Board has further determined that each of the members of our Audit Committee is financially literate and that, as required by the NYSE listing standards, at least one member of the Committee has accounting or related financial management expertise, as such terms are interpreted by our Board in its business judgment.
Our Audit Committee has adopted written procedures for pre-approving certain audit and permissible non-audit services provided by our independent registered public accounting firm. These procedures include reviewing a budget for audit and permissible non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of audit and permissible non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of audit and permissible non-audit services and to engage the independent registered public accounting firm for any audit and permissible non-audit services not included in the budget. For both types of pre-approval, our Audit Committee considers whether such services are consistent with the SEC rules on auditor independence. Our Audit Committee may delegate pre-approval authority to the Chairperson of our Audit Committee. Our Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by our Audit Committee.

Nominating and Governance Committee Matters

Our Nominating and Governance Committee currently consists of Messrs. Austin Brockenbrough, III (Chairman), George C. Freeman, III, John D. Gottwald, Gregory A. Pratt and Thomas G. Snead, Jr. Pursuant to the Agreement, immediately following Mr. Brockenbrough’s retirement from the Board as of the 2014 annual meeting, Gregory A. Pratt will be elected chairman of the Nominating and Governance Committee and the number of directors serving on the Committee will be reduced to four members. Mr. Pratt will continue to serve as chairman of the Committee and the size of the Committee will be fixed at four members for the remaining term of the Agreement. Mr. John D. Gottwald will continue to serve as a member of the Nominating and Governance Committee during the term of the Agreement.
The functions of our Nominating and Governance Committee include identifying, recruiting and recommending director candidates for nomination by our Board and determining and approving director compensation (except for a director who is also our Chief Executive Officer, whose compensation is determined solely by our Executive Compensation Committee). Our Nominating and Governance Committee’s principal functions are more fully described under “Board Committees – Nominating and Governance” on page 15 of this proxy statement and in the Nominating and Governance Committee Charter, which is available on our website. See “Voting Information – Where can I find Tredegar’s corporate governance materials?” on page 5 of this proxy statement. In addition, the Agreement requires the Nominating and Governance Committee to undertake a review of best practices in corporate governance and succession planning and report its findings and recommendations to the Board.
All members of our Nominating and Governance Committee are independent, as defined under the general independence standards of the NYSE listing standards and our Governance Guidelines.
Strategic Finance Committee Matters
Our Strategic Finance Committee currently consists of Messrs. George C. Freeman, III (Chairman), Gregory A. Pratt, Carl E. Tack, III, and R. Gregory Williams. Pursuant to the Agreement, the size of the Committee is fixed during the term of the Agreement at four members with Mr. George C. Freeman, III, serving as chairman of the Committee and R. Gregory Williams (or another director as determined by the Board), Gregory A. Pratt and Carl E. Tack, III, serving as members of the Committee. Although during the term of the Agreement neither Mr. John D. Gottwald nor Mr. Thomas G. Snead, Jr., would be eligible for appointment to serve on the Committee, they and all other members of the Board will be given notice of, and invited to attend, all meetings of the Committee.

The functions of our Strategic Finance Committee include reviewing and making recommendations to the Board regarding Tredegar’s capital structure and financial management, dividend policy, repurchase of stock, short-term and long-term borrowings, the issuance of debt or equity securities and strategies to create additional value for shareholders. Our Strategic Finance Committee’s principal functions are more fully described under “Board Committees – Strategic Finance” on page 16 of this proxy statement and in the Strategic Finance Committee Charter, which is available on our website. See “Voting Information – Where can I find Tredegar’s corporate governance materials?” on page 5 of this proxy statement. In addition, the Agreement provides that the Strategic Finance Committee will actively review the strategy, projections, business prospects and Tredegar’s performance and engage a consultant selected by the Committee to assist with the Committee’s mandate. The scope, process, cost and timing of the work to be performed by the consultant are to be determined by the Strategic Finance Committee.

All members of our Strategic Finance Committee are independent, as defined under the general independence standards of the NYSE listing standards and our Governance Guidelines.

CORPORATE GOVERNANCE
Board of Directors
Our Board is currently composed of twelve directors, eleven of whom our Board has affirmatively determined are independent under the general independence standards of the NYSE and our Governance Guidelines. After Mr. Brockenbrough’s retirement at the expiration of his term at the 2014 annual meeting, if all the nominees named in this proxy statement are elected at the 2014 annual meeting, our Board will be comprised of eleven directors, ten of whom our Board will have determined to be independent. The primary mission of our Board is to represent and protect the interests of our shareholders by overseeing management and acting in the best interests of Tredegar and our shareholders.
As provided in our Governance Guidelines, our Board has an independent, non-management Chairman whose duties and responsibilities are separate and distinct from those of our Chief Executive Officer. We believe that the separation of the Chairman and Chief Executive Officer roles is appropriate and in the best interests of Tredegar and our shareholders at this time. We believe the separation of the Chairman and the Chief Executive Officer roles, together with our Board, which is comprised almost entirely of independent directors, and our Audit Committee, Executive Compensation Committee, Nominating and Governance Committee and Strategic Finance Committee, which are comprised entirely of independent directors, helps provide effective oversight of management, and facilitates the relationship between our Board and management in overseeing and managing the material risks facing Tredegar. This system of checks and balances helps ensure that key decisions made by our management team, including the Chief Executive Officer, are reviewed and subject to oversight.
Risk Management
Management is responsible for the day-to-day management of the risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
Management regularly reports to our Board on operating and other risks. Management has also established enterprise risk management project teams in Corporate, Film Products and Bonnell Aluminum. Management reports on the activities of these teams to our Board annually.
While our Board is ultimately responsible for risk oversight at Tredegar, various Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in discharging its oversight responsibilities relating to the accounting, reporting and financial practices of Tredegar and its subsidiaries, and also assists the Board in overseeing our internal auditing and compliance functions. The Audit Committee is responsible for discussing with management Tredegar’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including Tredegar’s risk assessment and risk management policies. The Nominating and Governance Committee oversees risks associated with our Governance Guidelines, including compliance with listing standards for independent directors. The Executive Compensation Committee oversees risks associated with our executive compensation programs. During 2013, management prepared an analysis of Tredegar’s compensation policies and procedures for the Executive Compensation Committee to assist it in determining whether risks and rewards were properly balanced under Tredegar’s compensation programs. See “Risk Analysis of Executive Compensation Program” beginning on page 46 of this proxy statement.

Code of Conduct
Our Code of Conduct applies to our officers, employees and directors, including our Chief Executive Officer, our Chief Financial Officer and our Principal Accounting Officer and Controller. We have always conducted our business in accordance with the highest standards of conduct. Full compliance with the letter and spirit of the laws applicable to our businesses is fundamental to us. Equally important are honesty, integrity and fairness in our business operations and in our dealings with others. Diligently applying these standards makes good business sense and allows us to earn the trust and respect of our shareholders, employees, customers, suppliers, regulators and the communities in which we operate. We have provided employees, customers and suppliers with a number of avenues for the reporting of ethics violations or similar concerns, including an anonymous telephone hotline provided by a third-party vendor. Our Code of Conduct reflects the foregoing principles. Our Code of Conduct is available on our website. See “Voting Information ‒ Where can I find Tredegar’s corporate governance materials?” on page 5 of this proxy statement.
Governance Guidelines
Our Board has also adopted a set of Governance Guidelines that reflect our governance principles and our long-standing commitment to maintaining high corporate governance standards. Our Governance Guidelines are available on our website. See “Voting Information ‒ Where can I find Tredegar’s corporate governance materials?” on page 5 of this proxy statement.
Our Nominating and Governance Committee is responsible for periodically reviewing the Governance Guidelines and the Code of Conduct, and for considering and, as necessary, making recommendations on governance issues that should be addressed by our Board.
Director Attendance at Annual Meeting of Shareholders
Our policy is that directors attend the annual meeting of shareholders. All of our directors attended the 2013 annual meeting.
Director Continuing Education
We support the attendance of our directors at director education programs sponsored by third parties. Typically, director education programs focus on issues and current trends affecting directors of publicly-held companies. We reimburse our directors for tuition and expenses associated with attending these programs. In addition, from time to time we sponsor internal educational programs for our Board on topics developed in consultation with our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Messrs. John D. Gottwald, a director, and William M. Gottwald, a director and the Vice Chairman of the Board, are brothers. Messrs. John D. Gottwald and William M. Gottwald, together with members of their immediate families (or the Gottwalds), may be deemed to be a “group” for purposes of Section 13(d)(3) of the Exchange Act. Other than the Agreement between Tredegar and the Gottwald Group described on page 7 of this proxy statement, there is no agreement between the Gottwalds with respect to the acquisition, retention, disposition or voting of Tredegar common stock. In addition, Mr. Thomas G. Slater, Jr., who resigned as a director in September 2013, is married to Mr. John D. Gottwald’s sister-in-law and is a partner in the law firm of Hunton & Williams LLP, which provides legal services to us on a variety of matters.

Our Audit Committee is responsible for reviewing and approving, if appropriate, related person transactions. Our Audit Committee operates under a written charter, the relevant provisions of which require it, to the extent not otherwise delegated to another committee comprised solely of independent directors, to review related person transactions for potential conflicts of interest situations. The Audit Committee reviews each related person transaction on a case-by-case basis and approves only those related person transactions that it determines in good faith to be in the best interests of Tredegar.

For purposes of this policy:

•	“Related person” means any:

◦	director or executive officer of Tredegar;

◦	employee of Tredegar or any of our subsidiaries;

◦	nominee for director;

◦	immediate family member(s) of directors, executive officers, employees or nominees for director; or

◦	beneficial owner of more than 5% of Tredegar’s voting securities.

•
“Related person transaction” means a transaction in which Tredegar or any of our subsidiaries is, or is proposed to be, a participant and the amount involved exceeds $120,000, and in which a related person has, had or may have a direct or indirect interest.

•
“Immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, employee or beneficial owner of more than 5% of Tredegar’s voting securities.

•	“Transaction” means any financial contract, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar contracts, arrangements or relationships.

STOCK OWNERSHIP
Below is information on the beneficial ownership of Tredegar common stock as of February 3, 2014 by each director, each person nominated for election to the Board, and each executive officer named in the Summary Compensation Table beginning on page 45 of this proxy statement. The table also shows the beneficial ownership of all directors, nominees and executive officers of Tredegar as a group as of February 3, 2014.
Security Ownership of Management

	Number of Shares with Sole Voting and Investment Power		Number of Shares with Shared Voting and Investment Power	Total Number of Shares		Percent of Class(a)
	Outstanding	Options
Directors, Nominees and Certain Executive Officers (b)
Austin Brockenbrough, III	50,020	0	5,000	55,020	(c)
Donald T. Cowles	12,520	0	3,000	15,520
Duncan A. Crowdis	33,849	56,350	0	90,199
George C. Freeman, III	4,929	0	0	4,929
John D. Gottwald	1,782,949	200,000	1,122,223	3,105,172	(d)	9.55%
William M. Gottwald	62,213	0	957,453	1,019,666	(e)	3.16%
Mary Jane Hellyar	11,955	9,650
A. Brent King	25,443	62,125	0	87,568
George A Newbill	8,805	0	0	8,805
Kenneth R. Newsome	0	0	0	0
Kevin A. O'Leary	23,799	57,450	0	81,249
Gregory A. Pratt	0	0	0	0
Thomas G. Snead, Jr.	1,268	0	0	1,268
Carl E. Tack, III
Nancy M. Taylor	154,982	276,175	30	431,187		1.32%
R. Gregory Williams	14,290	0	2,000	16,290	(f)
All directors, nominees and executive officers as a group (17)(g)(h)	2,194,482	673,575	2,089,706	4,952,828		14.98%
____________

(a)    Unless a specific percentage is noted in this column, each person owns less than 1% of the outstanding shares of Tredegar common stock.
(b)    Some of the shares may be considered to be beneficially owned by more than one person or group listed and are included in the table for each.
(c)    Austin Brockenbrough, III, disclaims beneficial ownership of 5,000 shares of Tredegar common stock.
(d)    John D. Gottwald disclaims beneficial ownership of 4,935 shares of Tredegar common stock.
(e)     William M. Gottwald disclaims beneficial ownership of 4,935 shares of Tredegar common stock.

(f)    R. Gregory Williams disclaims beneficial ownership of 2,000 shares of Tredegar common stock.
(g)    The directors and executive officers have sole voting and investment power over their shares, except for those listed under the heading “Number of Shares with Shared Voting and Investment Power,” which are held by or jointly with spouses, by children or in partnerships or trusts. Any shares of Tredegar common stock held under our benefit plans for any director or executive officer are included in the number of shares over which that person has sole voting or investment power. Shares held by the trustees of those plans for other employees are not included.
(h)    Two directors, Messrs. John D. Gottwald and William M. Gottwald, share voting and investment power for 4,935 shares of Tredegar common stock. This overlap in beneficial ownership has been eliminated in calculating the total number of shares and the percentage of class owned by directors, nominees and management as a group.
The table below lists any person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known to us who beneficially owned more than 5% of the shares of Tredegar common stock as of February 3, 2014.
Security Ownership of Certain Beneficial Owners

Names and Addresses of Beneficial Owners	Number of Shares of Common Stock		Percent of Class
John D. Gottwald William M. Gottwald and Floyd D. Gottwald, Jr.(a) 9030 Stony Point Parkway Richmond, VA 23235	7,354,800	(b)	22.63%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	4,557,558	(c)	14.11%
The London Company 1801 Bayberry Court, Suite 301 Richmond, VA 23226	2,965,859	(d)	9.18%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,624,653	(e)	8.12%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,170,465	(f)	6.72%

______________

(a)    Messrs. John D. Gottwald, William M. Gottwald and Floyd D. Gottwald, Jr., together with members of their immediate families, may be deemed to be a “group” for purposes of Section 13(d)(3) of the Exchange Act, although there is no agreement among them with respect to the acquisition, retention, disposition or voting of Tredegar common stock.
(b)    Based solely on the information contained in Amendment No. 11 to the Schedule 13D filed with the SEC on February 20, 2014.

(c)    Based solely on the information contained in Amendment No. 10 to the Schedule 13D filed with the SEC on November 29, 2013.
(d)    Based solely on the information contained in Amendment No. 5 to the Schedule 13G filed with the SEC on February 12, 2014.
(e)    Based solely on the information contained in Amendment No. 8 to the Schedule 13G filed with the SEC on February 10, 2014.
(f)    Based solely on the information contained in Amendment No. 4 to the Schedule 13G filed with the SEC on January 30, 2014.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
In this section, we provide an overview of our executive compensation philosophy and describe the material components of our executive compensation program for our Named Executive Officers (or NEOs) whose compensation is set forth in the 2013 Summary Compensation Table and the other compensation tables contained in this proxy statement. Our NEOs for 2013 are:

•	Nancy M. Taylor, President and Chief Executive Officer;

•	Kevin A. O’Leary, Vice President, Chief Financial Officer and Treasurer;

•	Mary Jane Hellyar, Corporate Vice President and President, Film Products;

•	A. Brent King, Vice President, General Counsel and Secretary; and

•	Duncan A. Crowdis, who retired June 1, 2013, and prior to his retirement held the position of Corporate Vice President and President, Bonnell, our Aluminum Extrusions business.
2013 Compensation Highlights
Our executive compensation approach in 2013 continued to focus on linking compensation to our performance and providing short-term and long-term incentive compensation opportunities that reward our executive officers when they deliver value for our shareholders. The key actions of our Executive Compensation Committee (or, for purposes of this Compensation Discussion and Analysis section, the Committee) include:

•
Base Salaries: In February, 2013, the Committee reviewed base salaries and approved 2.0% - 3.5% merit-based increases for our NEOs, other than Mr. O’Leary, our Chief Financial Officer. Mr. O’Leary’s base salary was increased by 5.0% to better align his base salary with market competitive levels. In addition, on December 18, 2013, the Committee approved, effective as of January 1, 2014 and continuing through December 31, 2014, at the request of Ms. Taylor, a 10% decrease in Ms. Taylor’s annual base salary from $733,268 to $659,950. Ms. Taylor requested the base salary decrease to support Tredegar’s and its divisions’ 2014 cost reduction initiatives.

•	Short-Term Incentive Plan: During 2013, the short-term incentive compensation component of our executive compensation program was measured by performance relating to the earnings before interest and taxes (EBIT) and working capital as a percentage of sales (WC&S) objectives established by the Committee, as set forth in our 2013 Short-Term Incentive Plan (or 2013 Incentive Plan). The following results were the basis for payouts to our NEOs under our 2013 Incentive Plan:

◦
Film Products Division EBIT increased by $1.0 million to $71.0 million in 2013 as compared to 2012. WC%S declined by 120 basis points to 15.6% in 2013 as compared to 2012. This performance was between the threshold and target level bonus opportunity. As a result, in March of 2014, we paid a short-term incentive cash bonus to Ms. Hellyar at 45% of her target bonus opportunity.

◦
Bonnell Division EBIT increased by $9.3 million to $18.3 million in 2013 as compared to 2012. WC%S improved by 10 basis points to 7.9% in 2013 as compared to 2012. This performance was at the target level bonus opportunity. As Mr. Crowdis retired on June 1, 2013, he received no bonus for 2013.

◦
Consolidated Corporate EBIT increased by $5.9 million to $72.8 million in 2013 as compared to 2012. Consolidated WC%S improved by 80 basis points to 13.1% as compared to 2012. This performance was between the threshold and target bonus opportunity. As a result, in March of 2014, Corporate NEOs (Ms. Taylor and Messrs. O’Leary and King) were paid short-term incentive cash bonuses between 62% and 71% of their target bonus opportunities.

•
Long-Term Incentive Plan: In 2011, the Committee awarded Performance Units to our NEOs, subject to certain vesting criteria tied to 2013 consolidated EPA goals (discussed below). As the performance criteria for the Performance Units contingent on 2013 EPA were not met, these Performance Units were not earned by any of our NEOs.

Film Products Division EBIT, Bonnell Division EBIT and Consolidated Corporate EBIT are non-GAAP financial measures. Please see Note 5 to our Consolidated Financial Statements beginning on page 56 of our 2013 Annual Report on Form 10-K, and Part II, Item 7 on page 18 of our 2013 Annual Report on Form 10-K, which present both the most directly comparable financial measures calculated and presented in accordance with GAAP and a quantitative reconciliation of the difference between any such non-GAAP measures and such comparable GAAP financial measures. Accompanying the reconciliation is management’s statement concerning the reasons why management believes that presentation of non-GAAP measures provides useful information to investors concerning our financial condition and results of operations. This information is hereby incorporated by reference into this proxy statement.

Key Compensation Corporate Governance Practices

The Committee and our Nominating and Governance Committee continuously review evolving practices in executive compensation and corporate governance. We have adopted certain policies and practices that we believe are consistent with industry best practices, including the following:

•	We have meaningful share ownership guidelines for our directors and executive officers;

•
We have an Executive Incentive-Based Compensation Recoupment Policy that provides that if (a) we are required to prepare an accounting restatement of our consolidated financial statements due to the material noncompliance by us with any financial reporting requirement under the U.S. federal securities laws, and (b) a current or former executive officer received incentive-based compensation in excess of the amount of cash or the number of shares of our common stock that such executive officer would otherwise have received or that would have become vested if the restated financial statements had been used to determine whether such incentive-based compensation should have been received or vested, then we will recover from such current or former executive officer such excess amount of cash or shares that would have been paid or issued or have become vested according to the restated financial statements, net of any income or employment taxes paid by the current or former executive officer on the incentive-based compensation;

•
We require any NEO who receives an award of restricted stock to retain the shares of restricted stock (net of any shares surrendered to satisfy tax withholding obligations) until the sixth anniversary of the date of grant (with exceptions in the case of a change in control involving Tredegar, death or retirement);

•	We have no employment agreements with any of our executive officers;

•	We provide no executive perquisites;

•	Our 2004 Plan prohibits repricing of options without shareholder approval;

•
The Committee has engaged an independent compensation consultant that has no other financial ties to us or our management and that it has determined does not have any conflicts of interest based on the six factors set forth in Section 10C-1(b)(4)(i)-(vi) of the Exchange Act; and

•
We conducted an annual review and assessment of potential and existing risks arising from our compensation programs and policies and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Tredegar.

The Role of Shareholder Say-on-Pay Votes
In 2012, we provided our shareholders with the opportunity to cast an advisory vote on the executive compensation paid to our NEOs. Although the advisory shareholder vote on executive compensation was non-binding, the Committee considered the outcome of the 2012 vote and will consider the outcome of future votes when making future compensation decisions for NEOs. At our annual meeting of shareholders held on May 16, 2012, approximately 98% of the votes cast, which, under Virginia law, excludes abstentions and broker non-votes, on the “say-on-pay” proposal approved the compensation of our NEOs while only approximately 2% of the votes were cast against the proposal. The Committee believes that the 2012 shareholder vote endorsed the compensation philosophy of the Committee. The Committee did not make any material adjustments to the 2012 or 2013 executive compensation program and anticipates keeping in place for 2014 the same executive compensation program components that are disclosed in the Compensation Discussion and Analysis. The Committee will consider future “say-on-pay” votes by our shareholders in making adjustments to or developing executive compensation programs in the future.
At our 2012 annual meeting, we provided our shareholders with the opportunity to cast an advisory vote on the frequency that our shareholders will be asked to cast an advisory vote on the executive compensation paid to our NEOs (say-on-pay frequency vote). Approximately 62% of the votes cast at our 2012 annual meeting on the say-on-frequency proposal voted that we should conduct a “say-on-pay” vote every three years. The Committee and our Board concluded that our next say-on-pay vote will be at our 2015 annual meeting.
Compensation Philosophy and Objectives
Tredegar has two operating businesses – our Film Products Division and our Bonnell Aluminum Division. Both businesses operate in highly competitive industries that require outstanding customer service and manufacturing efficiency. To lead and manage these businesses, we require high-caliber executive talent with strong vision and operational skills.
The objectives of our executive compensation programs are to attract, motivate and retain highly qualified executive officers. To accomplish these objectives, we rely on a pay strategy that emphasizes performance-based compensation through annual and long-term incentives. We believe that this pay strategy aligns with our business strategy of generating strong operating results and shareholder value creation while controlling fixed costs. In this manner, we believe that our executive compensation program supports and reinforces our business objectives and creates a strong link between pay and performance.
Tredegar’s executive compensation philosophy and strategy aims to provide targeted compensation opportunities for base salaries, annual cash incentives and long-term equity incentives near the market 50th percentile in order to attract and retain talent while using a balance of fixed and variable pay programs to align actual compensation earned with company performance. Allocations between short-term and long-term compensation opportunities and between cash and equity awards take into account market data, but may vary over time and among executives. This variance is desirable to maintain alignment between executive rewards and business priorities and is necessary to reflect both company-specific and individual factors relevant to pay decisions. Greater detail regarding these company-specific and individual factors is included in this discussion.
Process and Procedure for Determining Compensation of Executive Officers
The primary role of the Committee is to develop and oversee the implementation of our philosophy with respect to the compensation of our executive officers, including the NEOs. The Committee has the overall responsibility to evaluate the performance of and determine the compensation of our Chief Executive Officer and approve the compensation structure for our other executive officers. Our Chief Executive Officer makes specific recommendations to the Committee regarding the compensation of our other executive officers based on the compensation structure approved by the Committee. After review and discussion, the Committee gives its final approval of the compensation for our other executive officers. The Committee reports regularly to our Board on matters relating to the Committee’s actions.
Under its charter, the Committee has the authority to engage compensation consultants to assist the Committee in fulfilling its responsibilities. The Committee has engaged Pearl Meyer & Partners (or Pearl Meyer), a nationally-recognized compensation consulting firm, as its outside advisor for executive compensation. Pearl Meyer reports directly to the Committee, and the scope of its work is directed by the Committee. In retaining Pearl Meyer, the Committee assessed the independence of Pearl Meyer pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the Committee.

In 2012, upon the Committee’s request, Pearl Meyer conducted a competitive market study of executive compensation levels for our NEOs. The study included compensation data as disclosed in 2012 peer company proxy statements (reflecting proxy statement compensation disclosed by peer companies for 2012) as well as survey compensation data published in the fall of 2012. Market references from published surveys used companies with approximately $900 million in revenues for Corporate positions, $650 million in revenues for the Film Products Division and $250 million in revenues for the Bonnell Aluminum Division. The peer group used in developing proxy-disclosed pay is set forth below.

	2012 Revenues	2012 Market Cap	2012 EBIT
Company Name	($ In Millions)	($ In Millions)	Margin[1]
AEP Industries Inc.	$1,153	$327	4.9%
Buckeye Technologies Inc.	Acquired by Georgia-Pacific LLC in August 2013
Calgon Carbon Corporation	$562	$809	8.9%
Chart Industries Inc.	$1,014	$2,002	12.3%
EnPro Industries, Inc.	$1,184	$847	9.6%
Griffon Corporation	$1,861	$702	4.1%
HB Fuller Co.	$1,886	$1,727	8.6%
Innospec Inc.	$776	$803	13.1%
Kaiser Aluminum Corporation	$1,360	$1,182	11.5%
Kraton Performance Polymers Inc.	$1,423	$776	2.9%
Myers Industries Inc.	$791	$511	6.7%
Neenah Paper, Inc.	$809	$452	9.9%
Quanex Building Products Corporation	$829	$750	(1.9)%
Rogers Corporation	$499	$824	9.5%
Spartech Corp	Acquired by PolyOne Corporation in March 2013
Tennant Company	$739	$817	8.5%

Median Statistics	$1,014	$803	8.9%

Tredegar Corp.	$882	$652	6.7%

Data from S&P’s Research Insight
______________

(1)    EBIT Margin is defined as earnings before interest and taxes divided by revenue.
The peer group companies listed above were chosen because they operate in industries similar to those in which Tredegar operates, and, at the time they were selected, had similar annual revenues and profitability (collectively referred to as the peer group). The same peer group was used for pay and performance comparisons. Based on the peer group, the market pay level was determined for each executive officer.

In determining the compensation of our Chief Executive Officer and approving the compensation structure for our other executive officers, the Committee considers Tredegar’s performance, individual executive performance, recommendations from the Chief Executive Officer (for all positions other than the Chief Executive Officer position), and peer group and published compensation survey data. The Committee also reviews tally sheets prepared by management showing all elements of compensation and total compensation payable to each NEO. The use of tally sheets is intended to ensure that the Committee has a total compensation perspective when making decisions regarding specific elements of the compensation program and allows for internal equity comparisons among the NEOs. Both the external market pay data and the internal pay history help guide the Committee’s decisionmaking, but no precise formulas or percentiles are applied to all of the NEOs in all situations.
Elements of Our Executive Officer Compensation Program
The Committee believes that the various elements of our compensation program effectively achieve the objective of aligning compensation with performance measures that are directly related to Tredegar’s financial goals and creation of shareholder value, without encouraging executives to take unnecessary and excessive risks. The core elements of the compensation program for our executive officers are described below:

Element	Description	Objective
Base Salary	Fixed cash compensation	Reflects competitive market compensation, individual performance, experience and level of responsibility
Bonus	Special discretionary cash bonus	In unusual operating and/or market conditions or circumstances, rewards individual performance that is beyond annual objectives
Annual Incentives	Short-term variable compensation via an annual cash incentive plan (for 2013, the 2013 Cash Incentive Plan)	Rewards achievement of financial performance goals and individual performance objectives
Long-Term Incentives	Long-term variable compensation via the Amended and Restated 2004 Equity Incentive Plan (the 2004 Plan), in the form of:
	• Performance Units	Rewards achievement of long-term performance goals and shareholder value creation
	• Restricted Stock	Rewards achievement of long-term performance goals and shareholder value creation; promotes retention of executive officers
	• Stock Options	Rewards achievement of long-term performance goals and shareholder value creation
Defined Contribution Plans	401(k) Plan and Savings Plan Benefit Restoration Plan	Provides competitive benefits and savings opportunities for retirement
Defined Benefit Plans(1)	Retirement Income Plan (the Pension Plan)	Provides retirement security
______________

(1)
Effective January 1, 2007, we closed the Pension Plan to new employees and froze the pay for active employees used to compute benefits as of December 31, 2007. Effective February 28, 2014, service accrual for all participants in the Pension Plan (other than participants who are part of a collective bargaining agreement) was frozen. Ms. Taylor and Mr. Crowdis are the only NEOs who participate in the Pension Plan.

2013 Compensation Decisions
Base Salaries
General. We seek to provide our executive officers with base salaries that are targeted within competitive market levels and that reflect the executive’s skills and abilities, experience, responsibility, internal equity, performance and potential. The Committee believes setting base salaries at this level allows us to attract, motivate and retain highly qualified executive officers while maintaining an appropriate cost structure.
2013 Base Salary Determinations. For 2013, the base salary for each NEO was as follows:

Named Executive Officer	2012 Base Salary	2013 Base Salary	% Increase
Nancy M. Taylor	$718,900	$733,278	2.0%
Kevin A. O’Leary	$333,638	$350,320	5.0%
Mary Jane Hellyar	$365,000	$372,300	2.0%
A. Brent King	$313,178	$324,139	3.5%
Duncan A. Crowdis	$302,140	$308,183	2.0%

Base salary increases for Ms. Taylor, Ms. Hellyar and Messrs. King and Crowdis were merit-based adjustments to their 2012 base salaries. Mr. O’Leary’s increase was partially based on performance (merit adjustment) and partially based on current market positioning (i.e., prior to Mr. O’Leary’s increase, his base salary was 89% of the 50th percentile). In the case of all of our NEOs other than Ms. Taylor, the amount of the base salary increase was recommended by the Chief Executive Officer and approved by the Committee after considering all relevant factors, including individual performance and contribution to Tredegar, our financial condition, internal equity and the market median base salary for comparable positions at companies in the peer group.
The study that Pearl Meyer conducted in 2012 provided the following comparison of base salary relative to market data for each NEO identified below:

Named Executive Officer	2013 Tredegar Base Salary at December 31, 2013	2012 Market Base Salary (@ 50th Percentile)	Tredegar Base Salary v. Market(1)
Nancy M. Taylor	$733,278	$715,000	103%
Kevin A. O’Leary	$350,320	$375,000	93%
Mary Jane Hellyar	$372,300	$365,000	102%
A. Brent King	$324,139	$315,000	103%
Duncan A. Crowdis(2)	$308,183	$270,000	114%
______________

(1)
Calculated by dividing 2013 Tredegar Base Salary by 2012 Market Base Salary. Based on advice from Pearl Meyer, we consider salaries to be aligned with our targeted market position as long as actual salaries are within plus or minus 10% of the specified market level (i.e., between 90% and 110% of the 50th percentile).

(2)	Mr. Crowdis retired on June 1, 2013.

On December 18, 2013, the Committee approved, effective as of January 1, 2014 and continuing through December 31, 2014, at the request of Ms. Taylor, a 10% decrease in Ms. Taylor’s annual base salary from $733,268 to $659,950. Ms. Taylor requested the base salary decrease to support Tredegar’s and its divisions’ 2014 cost reduction initiatives.

Annual Incentives
General. Annual cash incentive opportunities serve to link executive rewards to our financial performance and the achievement of individual objectives. Each year, we establish business plans for the forthcoming year that include financial, strategic and other goals for each of our operating businesses, including the Film Products Division, the Bonnell Aluminum Division and Tredegar in general. These business plans are reviewed by our Board. Annual incentive goals for our executive officers are set based on the approved business plans.
2013 Cash Incentive Plan. For 2013, each NEO had the following award opportunities as a percentage of 2013 base salary under the 2013 Cash Incentive Plan:

Named Executive Officer	Threshold Bonus %	Target Bonus %	Maximum Bonus %
Nancy M. Taylor	22.50%	90%	180%
Kevin A. O’Leary	13.75%	55%	110%
Mary Jane Hellyar	13.75%	55%	110%
A. Brent King	12.50%	50%	100%
Duncan A. Crowdis	11.25%	45%	90%

The study that Pearl Meyer conducted in 2012 provided the following comparison of Tredegar’s annual incentive target opportunities (as a percentage of base salary) relative to market data for each NEO identified below:

Named Executive Officer	2013 Tredegar Target	Market Target
Nancy M. Taylor	90%	95%
Kevin A. O’Leary	55%	60%
Mary Jane Hellyar	55%	60%
A. Brent King	50%	50%
Duncan A. Crowdis	45%	50%

To ensure that the annual incentive awards establish a direct link between the interests of our executive officers and our shareholders, the Committee assesses our performance against certain financial measures to establish the size of the incentive pool to be used for payment of annual incentive awards for the current year. For 2013, two key financial measures of the operating performance of our businesses were used to determine the amount, if any, of the annual incentive pool: EBIT and WC%S. Consistent with our executive compensation philosophy that compensation be tied to our performance, the financial performance threshold for EBIT or WC%S must be achieved before any incentives can be earned. The Committee believes that these financial performance measures are effective and appropriate at Tredegar because they reflect both income statement performance and capital discipline. The following table sets forth the weightings applied to these categories in 2013 for each NEO:

	2013 Cash Incentive Plan Weightings
Named Executive Officer	Corporate EBIT	Corporate WC%S	Division EBIT	Division WC%S
Nancy M. Taylor	70%	30%	0%	0%
Kevin A. O’Leary	70%	30%	0%	0%
Mary Jane Hellyar	0%	0%	70%	30%
A. Brent King	70%	30%	0%	0%
Duncan A. Crowdis	0%	0%	70%	30%

For each of the NEOs, other than Ms. Hellyar and Mr. Crowdis, WC%S and EBIT were measured based on our consolidated results; for Ms. Hellyar, WC%S and EBIT were measured based on the performance of the Film Products Division, which Ms. Hellyar leads; for Mr. Crowdis, WC%S and EBIT were measured based on the performance of the Bonnell Aluminum Division, which Mr. Crowdis led until his retirement on June 1, 2013. The Committee believes that measuring WC%S and EBIT on a Division basis for Ms. Hellyar and Mr. Crowdis and on a consolidated basis for the other NEOs appropriately aligns incentive opportunities with each NEO’s scope of responsibility and accountability.
When setting the financial performance goals for the 2013 Cash Incentive Plan, the Committee reviewed and approved the following performance targets for the 2013 Cash Incentive Plan:

	2013 Targets ($ in Thousands)
	Threshold	Target	Maximum
Film Products Division
WC%S	15.7%	15.0%	14.2%
EBIT	$68,000	$76,000	$84,000
Bonnell Aluminum Division
WC%S	10.1%	9.6%	9.0%
EBIT	$16,000	$21,000	$25,000
Consolidated Corporate
WC%S	14.0%	13.4%	12.4%
EBIT	$68,000	$82,000	$95,000

For purposes of the 2013 Cash Incentive Plan, the following definitions applied to the financial performance measures:

•	WC%S is used as a measure of the cash performance of our Film Products and Bonnell Aluminum Divisions. For the purpose of determining WC%S, the following accounting definitions are used:

◦	working capital includes receivables, inventories and accounts payable;

◦	sales are net sales (sales less freight); and

◦	WC%S is calculated by dividing the 12-month average working capital by annual net sales.
The accounting principles used in determining WC%S are applied on a consistent basis with the immediate prior year, with exceptions approved by the Committee.

•
EBIT excludes unusual items and losses associated with plant shutdowns, asset impairments, restructurings, gains and losses from the sale of assets, investment write-downs and write-ups, gains and losses from non-manufacturing operations, stock option charges under ASC Topic 718, pension income or expense for the Pension Plan, and other items that may be recognized or accrued under GAAP.  The accounting principles used to determine EBIT are applied on a consistent basis with the immediate prior year with exceptions approved by the Committee. For the purposes of EBIT-based incentive award calculations for 2013, EBIT excluded the following:

◦	discretionary bonuses, since amounts are unpredictable, uncontrollable at the management level, and possibly significant;

◦	income or expense relating to restricted stock, performance-based stock or stock unit awards since amounts are dependent on future periods and are therefore subject to significant volatility; and

◦	EBIT, as defined above, from any company or entity acquired in the current year.

In addition to these financial performance goals, the Committee included individual performance goals in determining the Chief Executive Officer’s incentive payment under the 2013 Cash Incentive Plan. Individual performance categories for our Chief Executive Officer included: (1) company financial results, including WC%S and EBIT, (2) improving operational excellence, including safety and cost savings metrics, (3) developing, implementing and executing of strategies at both corporate and operating company levels, (4) management development and (5) investor relations objectives. With respect to the other executive officers, individual performance metrics were drawn from the following categories: budgets, compliance objectives, risk management objectives, operating profit, cost reductions, development of strategic plans, process improvement, and organizational effectiveness. Specific measurements are assigned to each individual performance objective early in the year for which the performance will be measured and results are determined based on the assessment of the degree of accomplishment of each objective. The Committee does not apply a precise formula in linking individual results to incentive payment amounts, but rather uses these accomplishments, or lack of accomplishments, to determine the incentive amount applicable to the individual component of the formula, up to 100% of the weighting for the individual component.
For 2013, actual financial results were as follows:

	2013 Actual Results
	WC%S	EBIT(1) (in thousands)
Film Products Division	15.6%	$71,000
Bonnell Aluminum Division	7.9%	$18,300
Consolidated Corporate	13.1%	$72,800
______________

(1) See exclusions to EBIT noted above.

These financial results resulted in payouts to our NEOs as follows:

Named Executive Officer	Actual Payout under 2013 Cash Incentive Plan	% of Base 2013 Salary
Nancy M. Taylor	$412,086	56%
Kevin A. O’Leary	$136,604	39%
Mary Jane Hellyar	$92,731	25%
A. Brent King	$114,905	35%
Duncan A. Crowdis(1)	$0	0%
______________

(1) As Mr. Crowdis retired on June 1, 2013, he received no bonus for 2013.

The financial results of Corporate were between threshold and target levels under the 2013 Cash Incentive Plan and led to payouts to our NEOs, other than Ms. Hellyar and Mr. Crowdis, in amounts between the NEOs’ threshold and target annual incentive opportunities. The payouts to Messrs. O’Leary and King were based on straight line interpolation between their threshold and target annual incentive opportunities. The financial results of our Film Products Division were between threshold and target levels under the 2013 Cash Incentive Plan and led to a payout to Ms. Hellyar in an amount based on a straight line interpolation between her threshold and target annual incentive opportunity. The financial results of our Bonnell Aluminum Division were between threshold and target levels under the 2013 Cash Incentive Plan. The amount paid to Ms. Taylor was determined based on the incentive formula for financial performance in the 2013 Cash Incentive Plan and the Committee’s assessment of Ms. Taylor’s performance relative to her goals and objectives. The amounts paid to our NEOs, other than Ms. Taylor, were determined based on the incentive formula for financial performance in the 2013 Cash Incentive Plan and the Chief Executive Officer’s assessment of the NEO’s performance relative to his or her goals and objectives. The Committee received and confirmed Tredegar’s performance results before approving the payouts under the 2013 Cash Incentive Plan.
Long-Term Incentives
Long-term incentives, primarily equity-based awards, are an important element of our compensation program. The 2004 Plan allows for the granting of stock options, restricted stock, stock appreciation rights and other equity awards based on Tredegar common stock, as well as performance-based long-term incentive cash awards. We believe long-term incentives, such as those permitted by the 2004 Plan, promote our success by focusing employee efforts on achieving those performance goals that lead to long-term growth of shareholder value.
In consultation with Pearl Meyer, the Committee reviewed and considered various forms and methods of providing long-term incentive compensation opportunities to the executive officers. After considering factors such as pay and performance alignment, shareholder alignment, retention goals, accounting cost, share usage, shareholder dilution, the ratio of short-term and long-term compensation, tax implications, peer group practices, and market trends, the Committee approved for 2013 the use of (1) Performance Units, which are an unfunded promise to deliver shares of common stock in the future upon achievement of both performance and service conditions, (2) service-based restricted stock and (3) stock options under our 2004 Plan. Service-based restricted stock is intended to further balance the performance and retention objectives of our long-term incentive program and to create additional stock ownership opportunities for executives to further align their interests with shareholders.

The Committee determined that the annual equity grant mix for 2013 for our NEOs would be as follows: 33 1/3% of the annual equity grant value in the form of Performance Units; 33 1/3% of the annual equity grant value in the form of service-based restricted stock; and 33 1/3% of the annual equity grant value in the form of stock options. The Performance Units can be earned at either the threshold (50%) or target (100%) level; however, if the EPA in calendar year 2015 is greater than the threshold but less than the target, the number of Performance Units earned in excess of the threshold award will be determined by a straight line interpolation of EPA performance between threshold and target.
The specific number of Performance Units, restricted shares and stock options is generally based on converting a competitive annual equity grant value into an appropriate number of shares for each form of equity being awarded. For conversion purposes, Performance Units are valued at the stock price on the date of grant, discounted for anticipated dividends not received over the vesting period, restricted stock is valued using the stock price at the time the conversion is performed, and stock options are valued using the Black-Scholes Option Pricing Model. For 2013, the Performance Units were valued at 80% of the stock price (a discount of 20%). However, grant levels may then be adjusted up or down based on a variety of factors including but not limited to our performance, the executive’s performance, internal equity, the resulting annual grant rate and share availability under the 2004 Plan.
The Committee administers the 2004 Plan. Our practice is to grant annual equity-based awards at the Committee’s February or early March meeting. Awards granted at the February or March meeting generally become effective on the third business day following the release of our fourth quarter earnings for the preceding fiscal year.
2013 Performance Units. Based upon the considerations described above, in 2013 the Committee approved the following Performance Unit grants to each NEO identified below:

Named Executive Officer	Performance Measure	Grant Date	Award	Fair Value as of Grant Date(1)
Nancy M. Taylor	2015 Consolidated EPA from Operations	2/21/2013	26,600	$369,607
Kevin A. O’Leary	2015 Consolidated EPA from Operations	2/21/2013	8,100	$112,550
Mary Jane Hellyar	2015 Consolidated EPA from Operations	2/21/2013	8,100	$112,550
A. Brent King	2015 Consolidated EPA from Operations	2/21/2013	6,800	$94,486
Duncan A. Crowdis(2)	N/A		0	$0
______________

(1)
Under ASC Topic 718, it was assumed that 50% of the Performance Units granted will vest based upon information available on the date of grant. Performance Units usually vest over a three-year period only if Tredegar meets certain operating thresholds over the vesting period.

(2)	As Mr. Crowdis retired on June 1, 2013, he was not awarded any Performance Units in 2013.
Each of the NEOs identified above, except Mr. Crowdis, received a grant of Performance Units tied to 2015 consolidated EPA from ongoing operations goals. If the performance criteria for the 2015 consolidated EPA from ongoing operations goals are satisfied, the Performance Units earned will vest and be settled in shares of Tredegar common stock on March 15, 2016. The Committee believes that this design effectively balances the performance and retention objectives of the long-term incentive program.

EPA is a metric used by Tredegar to measure long-term performance of our ongoing operations. EPA excludes unusual items and losses associated with plant shutdowns, asset impairments, restructurings, gains and losses from the sale of assets, investment write-downs and write-ups, gains and losses from non-manufacturing operations, stock option charges under ASC Topic 718, pension income or expense for the Pension Plan, and other items that may be recognized or accrued under GAAP. The accounting principles used to determine EPA are applied on a consistent basis with the immediate prior year with exceptions approved by the Committee. For the purposes of Performance Units granted in 2013 by the Committee, EPA also excluded the following items:

•	discretionary bonuses, since amounts are unpredictable, uncontrollable at the management level, and possibly significant; and

•	income or expense relating to restricted stock, performance-based stock or stock unit awards since amounts are dependent on future periods and are therefore subject to significant volatility.

2011 Performance Units Tied to 2013 Performance. In 2011, the Committee awarded Performance Units tied to our 2013 consolidated EPA. For the 2011 Performance Unit awards tied to 2013 EPA performance, no Performance Units could be earned unless our consolidated EPA improved by at least $9 million for calendar year 2013 over calendar year 2011. As the threshold target for the Performance Units was not met, no Performance Units based on our 2013 consolidated EPA were earned.

Restricted Stock. During 2013, the Committee also approved the following service-based restricted stock grants to each NEO identified below:

Named Executive Officer	Grant Date	Award	Grant Date Fair Value of Award
Nancy M. Taylor	2/21/2013	22,000	$546,480
Kevin A. O’Leary	2/21/2013	6,700	$166,428
Mary Jane Hellyar	2/21/2013	6,700	$166,428
A. Brent King	2/21/2013	5,600	$139,104
Duncan A. Crowdis(1)	2/21/2013	0	$0
______________

(1)	As Mr. Crowdis retired on June 1, 2013, he was not awarded any Restricted Stock in 2013.
The shares of restricted stock vest three years from the date of grant. The shares of restricted stock (net of any shares surrendered to satisfy tax withholding obligations) must be retained by the NEO until the earlier of (i) the sixth anniversary of the date of grant, (ii) a change of control of Tredegar, (iii) the NEO’s death, or (iv) the NEO’s retirement. Upon the issuance of the shares on the date of grant, the NEO listed above is entitled to vote the shares and will be entitled to receive, free of all restrictions, ordinary cash dividends.

Stock Options. During 2013, the Committee also approved the following non-qualified stock option grants to each NEO identified below:

Named Executive Officer	Grant Date	Award	Grant Date Fair Value of Award
Nancy M. Taylor	2/21/2013	50,700	$525,759
Kevin A. O’Leary	2/21/2013	15,400	$159,698
Mary Jane Hellyar	2/21/2013	15,400	$159,698
A. Brent King	2/21/2013	12,900	$133,773
Duncan A. Crowdis(1)	2/21/2013	0	$0
______________

(1)	As Mr. Crowdis retired on June 1, 2013, he was not awarded any stock options in 2013.
These stock options vest over a total of four years (25% on each of the first four anniversaries of the date of grant), provided the NEO is employed by or provides services to Tredegar on the vesting date. The stock options have a ten-year term.
Total Compensation
Based on the Pearl Meyer study conducted in 2012, a comparison is provided below of Tredegar’s 2013 actual total compensation relative to market data (measured at the 50th percentile target opportunity for our peer group) for each NEO identified below. For purposes of the following table, each NEO’s total compensation includes base salary as of December 31, 2013, any payouts under the 2013 Cash Incentive Plan and the grant date fair value of 2013 long-term incentives (including the maximum grant date fair value of Performance Units).

Named Executive Officer	2013 Tredegar Total Compensation	Market Total Compensation (@ 50th Percentile Target Opportunity)	Tredegar Total Compensation v. Market(1)
Nancy M. Taylor	$2,568,107	$2,750,000	93%
Kevin A. O’Leary	$904,946	$1,000,000	91%
Mary Jane Hellyar	$901,882	$990,000	92%
A. Brent King	$793,166	$715,000	111%
Duncan A. Crowdis(2)	$134,685	$605,000	N/A
______________

(1)	Calculated by dividing 2013 Tredegar Total Compensation by Market Total Compensation.

(2)	Mr. Crowdis retired on June 1, 2013.

Other Benefits for Chief Executive Officer and Executive Officers
In addition to the cash and equity compensation discussed above, we provide our Chief Executive Officer and other NEOs with the same benefits package available to all of our salaried employees. When setting and determining annual compensation, the Committee reviews and considers all elements of compensation, including the benefits listed below:

•	health and dental insurance (portion of costs);

•	basic life insurance;

•	long-term disability insurance;

•	Savings Plan and Savings Plan Benefit Restoration Plan (401(k) plan); and

•	the Pension Plan.
We do not provide executives with additional benefits or perquisites, such as:

•	company cars or vehicle allowances;

•	personal use of corporate assets; and

•	company-funded deferred compensation programs.
We do not believe that these types of benefits are currently needed to attract, motivate and retain highly qualified executive officers.
Agreements with Executive Officers
As has been our practice, we do not currently have employment agreements with any of our executive officers. Effective January 31, 2010, we entered into a severance agreement (the 2010 Taylor Severance Agreement) with Ms. Taylor in connection with her promotion to serve as Tredegar’s President and Chief Executive Officer. We believed that it was appropriate to provide reasonable employment protection to Ms. Taylor during her transition to her new position at Tredegar given the difficulty of attracting and retaining high quality leaders and the significant contributions she had made and was expected to continue to make to Tredegar as well as her long tenure with Tredegar, which gives her a unique company perspective. The 2010 Taylor Severance Agreement:

•	has an initial term that ends on January 30, 2015 and does not automatically renew;

•
generally limits the payment to Ms. Taylor upon her resignation with good reason or termination without cause to two times the sum of her base salary and target bonus under the annual cash incentive plan (prorated in the event of her resignation not involving a change in control of Tredegar);

•	includes a “double trigger” in the event of a change in control of Tredegar; and

•	does not provide for tax gross-ups.

On February 5, 2014, we entered into an Amended and Restated Severance Agreement with Ms. Taylor, effective February 3, 2014, as more fully described under “2014 Amended and Restated Severance Agreements” beginning on page 60 of this proxy statement. Ms. Taylor’s 2014 Amended and Restated Severance Agreement replaces the 2010 Taylor Severance Agreement.
To ensure that we will have the continued dedicated service of our NEOs notwithstanding the possibility, threat or occurrence of a change in control, in 2012, we entered into change in control severance agreements (the Change in Control Agreements) with Ms. Hellyar and Messrs. O’Leary and King. It is our belief that the Change in Control Agreements serve the best interests of Tredegar and its shareholders by ensuring that if a hostile or friendly change in control is ever under consideration, our executives are able to perform their duties and responsibilities and advise the Board about the potential transaction in the best interests of the shareholders, without being unduly influenced by the distracting uncertainty and risk associated with a change in control, such as fear of the economic consequences of losing their jobs as a result of a change in control.
Ms. Taylor, Ms. Hellyar and Messrs. O’Leary and King are the only employees of Tredegar who have contractual change in control agreements. The Change in Control Agreements are described in more detail below in the section entitled “Other Potential Payments Upon Termination in Change in Control” beginning on page 54 of this proxy statement.
On February 5, 2014, we entered into an Amended and Restated Severance Agreement with each of Ms. Taylor, Ms. Hellyar and Messrs. O’Leary and King, effective February 3, 2014, as more fully described under “2014 Amended and Restated Severance Agreements” beginning on page 60 of this proxy statement. The 2014 Amended and Restated Severance Agreements replace the Severance Agreement that we entered into with Ms. Taylor in 2010 and the Change in Control Agreements that we entered into with Ms. Hellyar and Messrs. O’Leary and King in 2012. The Committee believes that the terms of the severance agreements with Ms. Taylor, Ms. Hellyar and Messrs. O’Leary and King are reasonable and are consistent with evolving market norms for such agreements.
Corporate Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code generally precludes a tax deduction by any publicly-held company for compensation paid to any “covered employee” to the extent the compensation paid to such covered employee exceeds $1 million during any taxable year of the company. “Covered employees” include the Chief Executive Officer of the company and the three other highest paid officers of the company (other than the Chief Executive Officer or the Chief Financial Officer). The $1 million deduction limit, however, does not apply to “qualified performance-based compensation” that is based on the attainment of pre-established, objective performance goals established under a shareholder-approved plan. We consider the impact of this exclusion when developing and implementing our executive compensation programs. We believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Internal Revenue Code. Amounts paid under any of our compensation programs, including salaries, annual incentive awards, performance awards and grants of equity awards, may not qualify as performance-based compensation that is excluded from the Section 162(m) limitation on deductibility.
The rules and regulations promulgated under Section 162(m) of the Internal Revenue Code are complicated and subject to change from time to time, sometimes with retroactive effect. There can be no guarantee, therefore, that amounts potentially subject to the Section 162(m) limitations will be treated by the Internal Revenue Service as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code and/or deductible by Tredegar. A number of requirements must be met under Section 162(m) of the Internal Revenue Code in order for particular compensation to so qualify for the exception such that there can be no assurance that “qualified performance-based” compensation under the 2004 Plan will be fully deductible under all circumstances. In addition, other awards under the 2004 Plan, such as non-performance-based restricted stock awards or time-based options, generally will not qualify for the exception under Section 162(m) of the Internal Revenue Code, so that compensation paid to certain covered employees in connection with such awards may, to the extent it and other compensation subject to Section 162(m) of the Internal Revenue Code’s deductibility cap exceed $1 million in a given taxable year, not be deductible by Tredegar as a result of Section 162(m) of the Internal Revenue Code. Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be nondeductible under Internal Revenue Code Sections 4999 and 280G.
In 2013, Ms. Taylor’s compensation exceeded the maximum deductible compensation under Section 162(m). No other NEO received compensation in excess of $1 million.
As noted above, we attempt to operate in a manner that maintains an appropriate cost structure. As part of our efforts, we regularly review the accounting treatment of different forms of compensation, including the forms of awards available under the 2004 Plan, to determine which forms of awards, if any, (1) serve to motivate appropriately our executive officers to enhance shareholder value and (2) enable us to operate within an appropriate cost structure.
Executive Stock Ownership Policy

Tredegar places a strong emphasis on equity ownership by executive officers and other members of senior management in order to strengthen the alignment of our executives’ interests with shareholder long-term interests. Our Chief Executive Officer is required to acquire and maintain ownership of common stock with a value equal to five times her base salary. Our other executive officers are required to acquire and maintain ownership of common stock with a value equal to 1.25 times their base salary. The following types of common stock are counted toward the ownership total: shares held outright by the executive or his or her family, in trust for the benefit of the executive, in the executive’s 401(k) plan, and restricted stock held by the executive (both vested and nonvested). Fifty percent of the target ownership requirement must be achieved within three years of the effective date of the policy (February 10, 2011) and full compliance with the target ownership must be achieved within six years of the effective date. If a participant is newly hired or promoted, the time periods apply from the date of hire or promotion, as the case may be. All NEOs and other employees covered by the policy who are not in compliance with the policy must retain at least 50% of any net shares (shares remaining after shares are sold or netted to pay applicable taxes) received upon vesting of Performance Units and restricted stock awards until the NEO or other employee is in compliance with the policy. The Committee reviews the holdings of our NEOs annually. As of December 31, 2013, each of our NEOs met their ownership targets in accordance with the policy.
Executive Incentive-Based Compensation Recoupment Policy
The Board, based on the Committee’s recommendation, approved and adopted an Executive Incentive-Based Compensation Recoupment Policy (or the Recoupment Policy), effective as of August 2, 2012 (or the Effective Date). The purpose of the Recoupment Policy is to (i) prevent the unjust enrichment of current or former executive officers by permitting Tredegar to recover incentive-based compensation that was paid or issued or became vested as a result of financial results that were later determined to be incorrect, and (ii) mitigate the risk of manipulation of data used to determine the payment, issuance or vesting of incentive-based compensation. The Recoupment Policy applies to all incentive-based compensation granted on or after the Effective Date to current or former executive officers of Tredegar. The Recoupment Policy provides that if (a) Tredegar is required to prepare an accounting restatement of its consolidated financial statements due to the material noncompliance by Tredegar with any financial reporting requirement under the U.S. federal securities laws, and (b) a current or former executive officer of Tredegar received incentive-based compensation in excess of the amount of cash or the number of shares of Tredegar common stock that such executive officer would otherwise have received or that would have become vested if the restated financial statements had been used to determine whether such incentive-based compensation should have been received or vested, then Tredegar will recover from such current or former executive officer such excess amount of cash or shares that would have been paid or issued or have become vested according to the restated financial statements, net of any income or employment taxes paid by the current or former executive officer on the incentive-based compensation.

EXECUTIVE COMPENSATION COMMITTEE REPORT
The Executive Compensation Committee has the overall responsibility of evaluating the performance and determining the compensation of the Chief Executive Officer and approving the compensation structure for Tredegar’s other executive officers. In fulfilling its responsibilities, the Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement.
Executive Compensation Committee**:
George A. Newbill, Chairman
Donald T. Cowles
William M. Gottwald
Thomas G. Snead, Jr.

February 26, 2014

** Note that Messrs. Kenneth R. Newsome, Thomas G. Snead, Jr., and Carl E. Tack, III, became members of the Executive Compensation Committee on February 19, 2014. As Messrs. Newsome and Tack did not serve on the Board of Directors and Executive Compensation Committee in 2013, they did not vote on the Executive Compensation Committee’s recommendation of the Executive Compensation Committee Report.

COMPENSATION OF EXECUTIVE OFFICERS
The individuals named below include our President and Chief Executive Officer, our Chief Financial Officer and our three other highest compensated executive officers (collectively, our named executive officers) as of December 31, 2013. Information relating to total compensation is provided where applicable, for the fiscal years ended December 31, 2013, 2012 and 2011.
Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)(1)	Option Awards($)(2)	Non-Equity Incentive Plan Compen-sation($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings($)		All Other Compen-sation($)		Total($)
Nancy M. Taylor	2,013	729,684	-0-	916,087	525,759	412,087	-0-	(4)	53,859	(7)	2,637,476
President and	2,012	714,175	-0-	599,016	360,230	450,000	138,570	(5)	93,830		2,355,821
Chief Executive Officer	2,011	700,000	-0-	313,472	631,845	-0-	102,828	(6)	42,555		1,790,700
Kevin A. O'Leary	2,013	346,150	-0-	278,978	159,698	136,604	-0-	(8)	21,301	(7)	942,731
Vice President, Chief	2,012	329,666	-0-	152,583	94,540	139,211	-0-	(8)	28,155		744,155
Financial Officer and	2,011	315,813	20,000	63,488	126,540	-0-	-0-	(8)	16,950		542,791
Treasurer
Mary Jane Hellyar(9)	2,013	370,475	-0-	278,978	159,698	92,731	-0-	(8)	20,493	(7)	922,375
Vice President and	2,012	101,662	20,000	183,078	87,000	-0-	-0-	(8)	1,217		392,957
President, Film Products
A. Brent King	2,013	321,399	-0-	233,590	133,773	114,905	-0-	(8)	19,415	(7)	823,082
Vice President,	2,012	310,898	-0-	106,509	66,830	138,795	-0-	(8)	25,944		648,976
General Counsel and	2,011	302,202	20,000	63,488	126,540	-0-	-0-	(8)	17,491		529,721
Secretary
Duncan A. Crowdis(10)	2,013	134,685	-0-	-0-	-0-	-0-	-0-		8,326	(7)	143,011
Vice President and	2,012	300,002	-0-	106,509	66,830	225,103	81,235	(5)	26,248		805,927
President, Aluminum	2,011	292,265	-0-	63,488	126,540	256,192	73,760	(6)	16,508		828,753
Extrusions
______________

(1)    Represents the grant date fair value computed in accordance with ASC Topic 718. Stock Awards include Performance Units and restricted stock awards. In the case of the Performance Units, the above amounts for 2011 assume that the Performance Units will not vest at any payout level based upon the information available at the date of grant. For the 2012 grant, the above amounts assume that 50% of the Performance Units granted will vest based upon information available on the date of grant. For the 2013 grant, the above amounts assume that 50% of the Performance Units granted will vest based upon the information available at the date of grant. Performance Units vest only if Tredegar meets certain operating thresholds over the applicable vesting period. If it were probable at the grant date that the maximum number of shares granted related to the Performance Units would vest, the grant date fair value of the stock award for each of our named executive officers would be as follows:

Named Executive Officer	2013	2012	2011
Nancy M. Taylor	$739,214	$437,552	$381,983
Kevin A. O’Leary	225,099	115,046	108,584
Mary Jane Hellyar	225,099	81,098	108,584
A. Brent King	188,972	81,098	108,584
Duncan A. Crowdis	0	81,098	108,584

For purposes of calculating these amounts, we have used the same assumptions used for financial reporting purposes under GAAP. For a description of the assumptions we used, see Note 1 to our financial statements, which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and is incorporated by reference into this proxy statement.

(2)    Represents the grant date fair value computed in accordance with ASC Topic 718. For purposes of calculating these amounts, we have used the same assumptions used for financial reporting purposes under GAAP. For a description of the assumptions we used, see Note 1 to our financial statements, which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and is incorporated by reference into this proxy statement. The actual value a named executive officer may receive depends on market prices, and there can be no assurance that the amounts reflected in the Option Awards column will actually be realized. No gain to a named executive officer is possible without an appreciation in stock value.

(3)    Represents cash awards to the named executive officers under Tredegar’s annual cash incentive plans for 2013, 2012 and 2011.

(4)    This amount represents the change in actuarial present value in the Pension Plan from December 31, 2012 to December 31, 2013.

(5)    This amount represents the change in actuarial present value in the Pension Plan from December 31, 2011 to December 31, 2012.

(6)    This amount represents the change in actuarial present value in the Pension Plan from December 31, 2010 to December 31, 2011.

(7)    These amounts include the following:

Name	Matching Contributions under the Tredegar Corporation Retirement Savings Plan($)	Matching Contributions under the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Dividends on Shares in the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Dividends on Shares of Restricted Stock($)	Total($)
Nancy M. Taylor	12,750	23,734	1,997	15,378	53,859
Kevin A. O’Leary	12,199	5,109	159	3,834	21,301
Mary Jane Hellyar	11,990	5,773	-0-	2,730	20,493
A. Brent King	11,343	4,727	147	3,198	19,415
Duncan A. Crowdis	6,734	-0-	524	1.068	8,326

(8)    Mr. O’Leary, Ms. Hellyar and Mr. King are not eligible to participate in the Pension Plan.

(9)    Ms. Hellyar was hired on September 24, 2012 as Corporate Vice President and President, Film Products.

(10)    Mr. Crowdis retired on June 1, 2013.

Risk Analysis of Executive Compensation Program

In 2013, the Committee asked management to undertake a risk assessment of Tredegar’s compensation programs and asked Pearl Meyer to review the assessment with regard to our executive compensation program. The assessment confirmed that our compensation programs do not incentivize our employees to take risks that are reasonably likely to have a material adverse effect on Tredegar. The

Committee reviewed the findings of the assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to Tredegar’s overall business strategy. In its discussions, the Committee considered the attributes of our programs, including:

•	the balance between annual and longer-term performance opportunities;

•	target executive compensation that is aligned with a well-defined industry peer group;

•	short-term and long-term compensation programs based on financial metrics that measure both income statement performance and capital discipline;

•	placement of a significant portion of our executive compensation “at risk” and dependent upon achieving specific corporate and individual performance goals;

•	stock ownership requirements that align executives’ interests with those of our shareholders;

•	the absence of employment contracts with our executives;

•	long-term incentive equity awards and grants comprised of multiple forms (Performance Units, restricted stock and stock options) vesting over multiple years;

•	the use of rolling three-year Performance Units to lengthen the overall measurement period;

•
having an incentive compensation recoupment (clawback) policy to authorize the potential recovery or adjustment of cash incentive payments and long-term equity payments paid to NEOs and other recipients under certain circumstances; and

•	having each executive’s short-term incentive opportunity capped at two times his or her target bonus.

Grants of Plan-Based Awards

The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2013.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Target (#)
Nancy M. Taylor		164,985	659,941	1,319,882
	2/21/2013				26,600				369,607
	2/21/2013					22,000			546,480
	2/21/2013						50,700	24.84	525,759
Kevin A. O'Leary		48,169	192,676	385,352
	2/21/2013				8,100				112,550
	2/21/2013					6,700			166,428
	2/21/2013						15,400	24.84	159,698
Mary Jane Hellyar		51,191	204,765	409,530
	2/21/2013				8,100				112,550
	2/21/2013					6,700			166,428
	2/21/2013						15,400	24.84	159,698
A. Brent King		40,517	162,070	324,140
	2/21/2013				6,800				94,486
	2/21/2013					5,600			139,104
	2/21/2013						12,900	24.84	133,773
Duncan A. Crowdis(5)	N/A				N/A	N/A	N/A	N/A	N/A

_____________

(1)    Represents the annual incentive opportunities under the 2013 Cash Incentive Plan. The actual amount paid to each named executive officer under the 2013 Cash Incentive Plan is included under “Summary Compensation Table – Non-Equity Incentive Plan Compensation” beginning on page 45 of this proxy statement.

(2)    Represents Performance Units granted in 2013. Under ASC Topic 718, it was assumed that 50% of the Performance Units granted will vest based upon the information available at the date of grant. See “Compensation Discussion and Analysis – Long-Term Incentives – 2013 Performance Units” beginning on page 38 of this proxy statement for additional information, including the vesting criteria associated with the Performance Units.

(3)    Represents restricted stock awards granted in 2013.

(4)    Represents options granted to each named executive officer under the 2004 Plan.

(5)    As Mr. Crowdis retired on June 1, 2013, he received no plan-based awards during 2013.

Outstanding Equity Awards At Fiscal Year-End
The following table presents information regarding the number and value of stock option awards and stock awards for the named executive officers outstanding as of the fiscal year ended December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise Price(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#) Exercisable	(#) Unexercisable		($)		(#)		($)	(#)		($)
Nancy M. Taylor	30,000	0		15.80	2/21/2015	15,800	(4)	455,198	9,850	(7)	283,779
	37,500	0		18.12	2/18/2016	19,600	(5)	564,676	23,200	(8)	668,392
	100,000	0		17.13	2/18/2017	22,000	(6)	633,820	26,600	(9)	766,346
	73,900	0		19.84	2/15/2018
	11,050	33,150	(2)	19.40	3/6/2022
	0	50,700	(3)	24.84	2/21/2023
Kevin A. O'Leary	6,000	0		14.06	11/17/2015	3,200	(4)	92,192	2,800	(7)	80,668
	7,000	0		18.12	2/18/2016	4,900	(5)	141,169	6,100	(8)	175,741
	20,000	0		17.13	2/18/2017	6,700	(6)	193,027	8,100	(9)	233,361
	14,800	0		19.84	2/15/2018
	2,900	8,700	(2)	19.40	3/6/2022
	0	15,400	(3)	24.84	2/21/2023
Mary Jane Hellyar	2,900	8,700	(2)	18.51	9/24/2022	4,900	(5)	141,169	6,100	(8)	175,741
	0	15,400	(3)	24.84	2/21/2023	6,700	(6)	193,027	8,100	(9)	233,361
A. Brent King	20,000	0		14.06	11/17/2015	3,200	(4)	92,192	2,800	(7)	80,668
	20,000	0		17.13	2/18/2017	3,400	(5)	97,954	4,300	(8)	123,883
	14,800	0		19.84	2/15/2018	5,600	(6)	161,336	6,800	(9)	195,908
	2,050	6,150	(2)	19.40	3/6/2022
	0	12,900	(3)	24.84	2/21/2023
Duncan A. Crowdis	19,500	0		18.12	6/1/2015
	20,000	0		17.13	6/1/2015
	14,800	0		19.84	6/1/2015
	2,050	0		19.40	6/1/2015
______________

(1)    In accordance with the stock option plans under which the shares indicated in the table were granted, the per share exercise price for the stock options was not less than the fair market value of the shares of Tredegar common stock on the date of the grant of the option, as determined by the closing price as reported on the NYSE on that date.

(2)    The stock options become exercisable in equal installments of 25% of the number of shares granted on each of the first four anniversaries of grant (March 6, 2012).

(3)    The stock options become exercisable in equal installments of 25% of the number of shares granted on each of the first four anniversaries of grant (February 21, 2013).

(4)    The shares of restricted Tredegar common stock vested on February 19, 2014.

(5)    The shares of restricted Tredegar common stock will vest on March 6, 2015.

(6)    The shares of restricted Tredegar common stock will vest on February 21, 2016.

(7)    These Performance Units were tied to 2013 consolidated EPA from manufacturing operations goals; the performance criteria for 2013 were not satisfied; therefore, the Performance Units were not earned.

(8)    These Performance Units are tied to 2014 consolidated EPA from manufacturing operations goals; if the performance criteria for 2014 are satisfied, the shares will be earned by the named executive officer and will vest on March 15, 2015.

(9)    These Performance Units are tied to 2015 consolidated EPA from manufacturing operations goals; if the performance criteria for 2015 are satisfied, the shares will be earned by the named executive officer and will vest on March 15, 2016.

Option Exercises and Stock Vested
The following table presents information concerning the exercise of stock options and vesting of stock (including restricted stock, Performance Units or other similar instruments) for the named executive officers during the fiscal year ended December 31, 2013.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Nancy M. Taylor	-0-	-0-	20,000	520,400
Kevin A. O’Leary	-0-	-0-	4,000	104,080
Mary Jane Hellyar	-0-	-0-	-0-	-0-
A. Brent King	-0-	-0-	4,000	104,080
Duncan A. Crowdis	15,000	147,431	3,500	91,070

Pension Benefits

The following table presents information as of December 31, 2013 concerning each of our defined benefit plans that provide for payments or other benefits to the named executive officers at, following or in connection with retirement. Ms. Hellyar and Messrs. O’Leary and King are not eligible to participate in the Pension Plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)
		(#)	($)
Nancy M. Taylor	Pension Plan	22	655,289
Duncan A. Crowdis	Pension Plan	14	409,266(2)
______________

(1)	For purposes of computing the actuarial present value of the accrued benefit payable to the named executive officers, we have used the following assumptions:

	12/31/2011	12/31/2012	12/31/2013
Discount Rate	4.95% (Pension Plan) 4.70% (Restoration Plan)	4.21% (Pension Plan) 3.80% (Restoration Plan)	4.99% (Pension Plan) 4.59% (Restoration Plan)
Mortality Table	RP-2000 Combined Healthy Mortality Table, projected with Scale AA
Retirement Age	Age 60, or current age, if older
Preretirement Decrements	None
Payment Option	Single life annuity with five years of benefits guaranteed

(2)
The Present Value of Mr. Crowdis’ Accumulated Benefit is based solely upon the benefit amount payable under the Pension Plan. It excludes his benefit under his prior plans in Canada because neither Tredegar nor the Pension Plan has a liability for that amount.

Pension Plan
The Tredegar Corporation Retirement Income Plan (or the Pension Plan) is a defined benefit pension plan applicable generally to salaried, full-time employees who are not covered by a collective bargaining agreement. Of the named executive officers, only Ms. Taylor and Mr. Crowdis participate in the Pension Plan.
The Pension Plan assumes a normal retirement age of 65 and does not impose a vested service requirement as a condition to paying benefits to a participant who retires upon reaching that age. In most other cases involving a separation of service from Tredegar before age 65, a participant must have accrued at least five years of pension vesting service, as defined in the Pension Plan, in order to be entitled to receive any benefits under the Pension Plan. The Pension Plan, however, allows participants who reach the age of 55 and have accrued at least ten years of pension vesting service to elect early retirement. As of December 31, 2013, our named executive officers had accrued the following number of pension vesting service years under the Pension Plan for their service through December 31, 2013:

Name	Vesting Years
Nancy M. Taylor	22
Duncan A. Crowdis	39

A participant who retires at age 65 or later, with certain exceptions, is entitled to a monthly benefit paid as a single life annuity with five years of guaranteed payments. The monthly payment equals 1/12th of the sum of:

•
1.1% of his or her final average pay (which is calculated and frozen as of December 31, 2007 and determined by averaging the participant’s base salary plus 50% of incentive bonuses for his or her three consecutive highest paid years in the ten-year period preceding January 1, 2008) multiplied by the number of years of pension benefit service he or she has accrued; and

•	0.4% of his or her final average pay in excess of the participant’s 2007 social security covered compensation, multiplied by his or her years of pension benefit service.
For a participant who retires prior to age 65, the amount of his or her retirement benefit is reduced by 7/12 of 1% for each calendar month, up to a maximum of 60 months, if the benefit is started prior to age 60.
Unless he or she elects otherwise, a participant in the Pension Plan who is married as of the date he or she is eligible to begin receiving payments under the Pension Plan will receive his or her payments as a qualified joint and survivor annuity, which is the actuarial equivalent of the single life annuity with five years guaranteed. This form of annuity provides a reduced monthly retirement benefit payable to the participant for life followed by monthly payments to his or her spouse in an amount equal to 50% of the amount the participant received during life. Under the contingent annuity option of the Pension Plan, an unmarried participant may also elect to receive reduced monthly payments for life followed by monthly payments to a named contingent annuity in an amount equal to 100%, 75% or 50% of the amount payable to the participant during his or her lifetime.
In accordance with the provision in the Pension Plan allowing us to amend, modify or terminate it at any time, effective January 1, 2007, we closed the Pension Plan to new participants and froze the pay and covered compensation used to compute benefits for existing participants as of December 31, 2007. Effective February 28, 2014, service accrual for all participants in the Pension Plan (other than participants who are part of a collective bargaining agreement) was frozen.
Mr. Crowdis, who retired as Corporate Vice President and President, Bonnell Aluminum, on June 1, 2013, participated in the Pension Plan. Mr. Crowdis was 60 at the time of his retirement and had accrued 39 years of vesting service; he elected the 100% joint and survivor annuity payment option. Effective June 1, 2013, he began receiving a monthly benefit of $2,236.

Nonqualified Deferred Compensation
The following table presents information concerning the Savings Plan Benefit Restoration Plan for Employees of Tredegar Corporation (or the SPBR Plan), which is a defined contribution plan that provides for the deferral of compensation of the named executive officers on a basis that is not tax qualified.

Name	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(2)
	($)	($)	($)	($)
Nancy M. Taylor	25,731	63,834	-0-	239,686
Kevin A. O’Leary	5,268	5,304	-0-	22,972
Mary Jane Hellyar	5,774	255	-0-	6,029
A. Brent King	4,874	4,909	-0-	21,260
Duncan A. Crowdis	524	16,477	55,124	1,923
______________

(1)
These amounts represent the sum of the amounts included in Note (7) to the Summary Compensation Table on page 46 of this proxy statement under the columns “Matching Contributions under the Tredegar Corporation Savings Plan Benefit Restoration Plan” and “Dividends on Shares in the Tredegar Corporation Savings Plan Benefit Restoration Plan.”

(2)	These amounts include the following amounts that were previously reported as compensation in the Summary Compensation Table of our 2013 proxy statement:

Name	Matching Contributions under the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Dividends on Shares in the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Total($)
Nancy M. Taylor	23,734	1,997	25,731
Kevin A. O’Leary	5,109	159	5,268
Mary Jane Hellyar	5,774	-0-	5,774
A. Brent King	4,727	147	4,874
Duncan A. Crowdis	-0-	524	524

Because of Internal Revenue Code limitations on the matching contributions we are entitled to make on behalf of highly-compensated employees to Tredegar’s Savings Plan, we adopted the SPBR Plan under which we credit the matching contribution we would have been able to make to the Savings Plan, but for the Internal Revenue Code limitations, to an account representing the employee’s interest in the SPBR Plan for each payroll period. Every employee who qualifies as highly-compensated becomes a member of the SPBR Plan as of the date his or her contributions to the Savings Plan are limited by IRS regulations.

Our contributions to the SPBR Plan are converted to phantom shares of Tredegar common stock based on the fair market value at the end of the month in which the contributions are credited.

Contributions to the SPBR Plan either match those that could not be made to the Savings Plan because of Internal Revenue Code limitations or are dividends on shares of stock already credited to the participant.

The value of an account at any given time is based upon the fair market value of Tredegar common stock. The fair market value of Tredegar common stock was $28.81 on December 31, 2013. We reserve the right to terminate or amend the SPBR Plan at any time.

A participant in the SPBR Plan becomes 100% vested in his or her benefit under the Plan if he or she works at least one hour on or after January 1, 2008.

If a participant retires at age 65, dies or separates from employment due to death or a disability, he or she receives a distribution of the total value of his or her benefit under the SPBR Plan on the last day of the month following distribution of benefits under the Savings Plan, subject to Internal Revenue Code Section 409A. A participant who otherwise separates from service receives the value of his or her vested benefit in the SPBR Plan as of the last day of the month during which he or she receives the distribution of his or her vested benefit in the Savings Plan, subject to Internal Revenue Code Section 409A.

Other Potential Payments Upon Termination or a Change in Control

Equity Incentive Plans

Grants under the Amended and Restated 2004 Equity Incentive Plan. Under the 2004 Plan, Performance Units, shares of restricted Tredegar common stock and stock options granted vest immediately upon the named executive officer’s death, termination of employment due to disability, a change of control of Tredegar, or retirement (except in the case of the Performance Units and provided that the named executive officer has reached 65 years of age).

The 2004 Plan generally provides that a change in control occurs if (1) a person (or a group of persons) becomes the owner of 50% or more of our voting securities, (2) there is a substantial change in the composition of our Board, (3) there is a business combination in which our shareholders own 80% or less of the surviving entity or (4) our shareholders approve a liquidation or dissolution of Tredegar or the sale of all or substantially all of Tredegar’s assets.

The table included below assumes a change in control occurred on December 31, 2013 and provides the value that each named executive officer could have realized from the equity awards he or she held as of December 31, 2013, based on the closing price of shares of Tredegar common stock on the NYSE on December 31, 2013, which was $28.81.

Name	Equity Awards (#)	Exercise Price ($/Sh)	Value upon Change of Control ($)
Nancy M. Taylor	30,000	15.80	390,300
	37,500	18.12	400,875
	100,000	17.13	1,168,000
	73,900	19.84	662,883
	15,800	—	455,198
	9,850	—	283,779
	44,200	19.40	415,922
	19,600	—	564,676
	23,200	—	668,392
	50,700	24.84	201,279
	22,000	—	633,820
	26,600	—	766,346
			6,611,470
Kevin A. O'Leary	6,000	14.06	88,500
	7,000	18.12	74,830
	20,000	17.13	233,600
	3,200	—	92,192
	14,800	19.84	132,756
	2,800	—	80,668
	11,600	19.40	109,156
	4,900	—	141,169
	6,100	—	175,741
	15,400	24.84	61,138
	6,700	—	193,027
	8,100	—	233,361
			1,616,138
Mary Jane Hellyar	11,600	18.51	119,480
	4,900	—	141,169
	6,100	—	175,741
	15,400	24.84	61,138
	6,700	—	193,027
	8,100	—	233,361
			923,916
A. Brent King	20,000	14.06	295,000
	20,000	17.13	233,600
	3,200	—	92,192
	14,800	19.84	132,756
	2,800	—	80,668
	8,200	19.40	77,162
	3,400	—	97,954
	4,300	—	123,883
	12,900	24.84	51,213
	5,600	—	161,336
	6,800	—	195,908
			1,133,215
Duncan A. Crowdis	19,500	18.12	208,455
	20,000	17.13	233,600
	14,800	19.84	132,756
	2,050	19.40	19,291
			594,102

Severance Agreement

Effective January 31, 2010, we entered into a Severance Agreement with Ms. Taylor (the 2010 Severance Agreement). On February 5, 2014, we entered into an Amended and Restated Severance Agreement (the Revised Severance Agreement) with Ms. Taylor, effective February 3, 2014, as more fully described under “2014 Amended and Restated Severance Agreements” beginning on page 60 of this proxy statement. The Revised Severance Agreement supersedes and replaces the 2010 Severance Agreement with Ms. Taylor. The 2010 Severance Agreement is described below and was used for the purpose of calculating payments that Ms. Taylor would be entitled to as of December 31, 2013 if her employment terminated without cause or she resigned with good reason (as such terms were defined in the 2010 Severance Agreement).

If Ms. Taylor is terminated without cause (as defined in the Revised Severance Agreement) or resigns with good reason (as defined in the Revised Severance Agreement) during the 90-day period before a change in control (as defined in the Revised Severance Agreement) or before the second anniversary of a change in control, she will be entitled to a payment equal to two times her base salary plus two times her target bonus (as defined in the Revised Severance Agreement). If Ms. Taylor is terminated without cause or resigns with good reason at other times, she will be entitled to a payment equal to two times her base salary plus a pro rata amount of her target bonus.

Upon a termination without cause or resignation with good reason, outstanding options will become exercisable and remain exercisable for the terms set forth in the relevant option agreement, outstanding restricted stock awards will be vested, and outstanding stock units will be vested and settled with a cash payment. However, outstanding options, restricted stock and stock units that vest based on the attainment of performance objectives will remain outstanding and will vest or become exercisable only to the extent that the performance objectives are achieved.

If Ms. Taylor is terminated without cause or resigns with good reason, she also will be entitled to reimbursement of premiums paid for continued health plan coverage under COBRA for up to 18 months of coverage.

In addition, under the terms of the Revised Severance Agreement and in consideration of the payments set forth in the Revised Severance Agreement, Ms. Taylor covenants not to compete with Tredegar for a two-year period after her termination or resignation, subject to limited exceptions, as a principal, agent, employee, employer, consultant, or otherwise, or in any other individual or representative capacity, directly or indirectly, or to render any services for a competitor (as defined in the Revised Severance Agreement) that are substantially similar to or the same as those Ms. Taylor provided to Tredegar.

The 2010 Severance Agreement had an initial term that would end on January 30, 2015. However, if a change in control occurs during the term of the 2010 Severance Agreement, the term of the 2010 Severance Agreement would end on the later of January 30, 2015 or the day before the second anniversary of the change in control. As stated above, the 2010 Severance Agreement was replaced with the Revised Severance Agreement on February 5, 2014 (the Revised Severance Agreement is more fully described under “2014 Amended and Restated Severance Agreements” beginning on page 60 of this proxy statement).

As of December 31, 2013, Ms. Taylor would be entitled to the following payments under the 2010 Severance Agreement:

If termination without cause or resignation with good reason occurred on December 31, 2013
Payment Based on Annual Salary and Bonus	$2,281,278
Acceleration of Unvested Stock Awards, Performance Units and Stock Options(1)	6,611,470
Continuation of Medical, Dental and Vision Coverage under Tredegar’s Health Plans(2)	17,290

If termination or resignation with good reason occurred on December 31, 2013, within 90 days before, or before the second anniversary of, a Control Change Date
Payment Based on Annual Salary and Bonus	$3,096,020
Acceleration of Unvested Stock Awards, Performance Units and Stock Options(1)	6,611,470
Continuation of Medical, Dental and Vision Coverage under Tredegar’s Health Plans(2)	17,290
______________

(1)
The effect of accelerating any unvested restricted stock award and unvested Performance Unit awards at December 31, 2013 is based on the number of each such award multiplied by the closing price of Tredegar common stock on December 31, 2013. The effect of accelerating any unvested stock option at December 31, 2013 is based on the difference between the closing price of Tredegar common stock on December 31, 2013 and the respective option’s exercise price.

(2)
Tredegar has agreed to reimburse Ms. Taylor for the cost of such coverage until the earlier of (a) the date that Ms. Taylor or her qualified beneficiary is no longer entitled to continue coverage under COBRA or (b) the end of the eighteenth month of such coverage.

Change in Control Agreements

Effective March 23, 2012, we entered into change in control severance agreements with each of Messrs. O’Leary and King. In addition, effective September 24, 2012, we entered into a change in control severance agreement with Ms. Hellyar (collectively, the 2012 Change in Control Agreements). On February 5, 2014, we entered into an Amended and Restated Severance Agreement (collectively, the Revised Change in Control Agreements) with each of Ms. Hellyar and Messrs. O’Leary and King, effective February 3, 2014, as more fully described under “2014 Amended and Restated Severance Agreements” beginning on page 60 of this proxy statement. The Revised Change in Control Agreements supersede and replace the 2012 Change in Control Agreements with Ms. Hellyar and Messrs. O’Leary and King. The 2012 Change in Control Agreements are described below and were used to calculate payments that Ms. Hellyar and Messrs. O’Leary and King would have been entitled to if his or her employment had terminated or he or she had resigned with good reason (as such terms were defined in the

2012 Change in Control Agreements) on December 31, 2013, within ninety days before, or before the second anniversary of, a Control Change Date (as defined in the 2012 Change in Control Agreements).

If, during the term of the 2012 Change in Control Agreements, Ms. Hellyar or Messrs. O’Leary or King, as applicable, is terminated without cause (as defined in the 2012 Change in Control Agreements) or resigns with good reason (as defined in the 2012 Change in Control Agreements), during the 90-day period before a change in control (as defined in the 2012 Change in Control Agreements), or before the second anniversary of a change in control (or a Covered Termination), he or she will be entitled to a payment equal to two times his or her base salary plus two times his or her target bonus (as defined in the 2012 Change in Control Agreements).

The 2012 Change in Control Agreements include provisions regarding outstanding equity or equity-based awards in the event of a Covered Termination. Specifically, unvested option awards that would vest solely on account of continued employment will be vested and will remain exercisable until the expiration date of the option, and unvested restricted stock awards and stock unit awards that would vest solely on account of continued employment will be vested.  However, outstanding options, restricted stock and stock units that would vest based on the attainment of performance objectives will remain outstanding and will vest or become exercisable only to the extent that the performance objectives are achieved.

In the event of a Covered Termination, Ms. Hellyar or Messrs. O’Leary or King, as applicable, also will be entitled to reimbursement of premiums paid for continued health plan coverage under COBRA for up to 18 months of coverage.

In addition, under the terms of the 2012 Change in Control Agreements and in consideration of our promise to pay benefits in accordance with the terms of the 2012 Change in Control Agreements, Ms. Hellyar and Messrs. O’Leary and King covenant, for a two-year period, not to solicit or attempt to solicit, directly or indirectly, Tredegar’s or an affiliate’s customers and not to render any services for a competitor that are substantially similar to those Ms. Hellyar or Messrs. O’Leary or King, as applicable, provided Tredegar or an affiliate. Messrs. O’Leary and King also covenant, for a one-year period, not to offer employment to, hire, solicit, or cause to be solicited or recruited, directly or indirectly, any employee of Tredegar or any affiliate for the purpose of having such employee terminate his or her employment with Tredegar or any affiliate.

The 2012 Change in Control Agreements had an initial term that would end on January 30, 2015.  However, if a change in control occurs on or before January 30, 2015, the term of the 2012 Change in Control Agreements would end on the later of January 30, 2015 or the day before the second anniversary of the change in control. As stated above, the 2012 Change in Control Agreements were replaced with the Revised Change in Control Agreements on February 5, 2014 (the Revised Change in Control Agreements are more fully described under “2014 Amended and Restated Severance Agreements” beginning on page 60 of this proxy statement).

As of December 31, 2013, Ms. Hellyar would be entitled to the following payments under the 2012 Change in Control Agreement:

If termination or resignation with good reason occurred on December 31, 2013, within 90 days before, or before the second anniversary of, a Control Change Date
Payment Based on Annual Salary and Bonus	$ 1,154,130
Acceleration of Unvested Stock Awards, Performance Units and Stock Options(1)	923,916
Continuation of Medical, Dental and Vision Coverage under Tredegar’s Health Plans(2)	11,933
_____________

(1)
The effect of accelerating any unvested restricted stock award and unvested Performance Unit awards at December 31, 2013 is based on the number of each such award multiplied by the closing price of Tredegar common stock on December 31, 2013. The effect of accelerating any unvested stock option at December 31, 2013 is based on the difference between the closing price of Tredegar common stock on December 31, 2013 and the respective option’s exercise price.

(2)
Tredegar has agreed to reimburse Ms. Hellyar for the cost of such coverage until the earlier of (a) the date that Ms. Hellyar or her qualified beneficiary is no longer entitled to continue coverage under COBRA or (b) the end of the eighteenth month of such coverage.

As of December 31, 2013, Mr. O’Leary would be entitled to the following payments under the 2012 Change in Control Agreement:

If termination or resignation with good reason occurred on December 31, 2013, within 90 days before, or before the second anniversary of, a Control Change Date
Payment Based on Annual Salary and Bonus	$ 1,085,992
Acceleration of Unvested Stock Awards, Performance Units and Stock Options(1)	1,616,138
Continuation of Medical, Dental and Vision Coverage under Tredegar’s Health Plans(2)	12,648
______________

(1)
The effect of accelerating any unvested restricted stock award and unvested Performance Unit awards at December 31, 2013 is based on the number of each such award multiplied by the closing price of Tredegar common stock on December 31, 2013. The effect of accelerating any unvested stock option at December 31, 2013 is based on the difference between the closing price of Tredegar common stock on December 31, 2013 and the respective option’s exercise price.

(2)
Tredegar has agreed to reimburse Mr. O’Leary for the cost of such coverage until the earlier of (a) the date that Mr. O’Leary or his qualified beneficiary is no longer entitled to continue coverage under COBRA or (b) the end of the eighteenth month of such coverage.

As of December 31, 2013, Mr. King would be entitled to the following payments under the 2012 Change in Control Agreement:

If termination or resignation with good reason occurred on December 31, 2013, within 90 days before, or before the second anniversary of, a Control Change Date
Payment Based on Annual Salary and Bonus	$ 972,418
Acceleration of Unvested Stock Awards, Performance Units and Stock Options(1)	1,133,215
Continuation of Medical, Dental and Vision Coverage under Tredegar’s Health Plans(2)	17,539
_____________

(1)
The effect of accelerating any unvested restricted stock award and unvested Performance Unit awards at December 31, 2013 is based on the number of each such award multiplied by the closing price of Tredegar common stock on December 31, 2013. The effect of accelerating any unvested stock option at December 31, 2013 is based on the difference between the closing price of Tredegar common stock on December 31, 2013 and the respective option’s exercise price.

(2)
Tredegar has agreed to reimburse Mr. King for the cost of such coverage until the earlier of (a) the date that Mr. King or his qualified beneficiary is no longer entitled to continue coverage under COBRA or (b) the end of the eighteenth month of such coverage.

2014 Amended and Restated Severance Agreements

On February 5, 2014, we entered into an Amended and Restated Severance Agreement with each of the NEOs (other than Mr. Crowdis who has retired), effective February 3, 2014 (collectively, the Revised Severance Agreements). The Revised Severance Agreements amend and restate the Agreement with Ms. Taylor and the Change in Control Agreements with each of Ms. Hellyar and Messrs. O’Leary and King.

The Revised Severance Agreements provide that the executives will be entitled to a severance payment from us if, during the term of the applicable Revised Severance Agreement, the executive is terminated without cause (as defined in the Revised Severance Agreements), or the executive resigns with good reason (as defined in the Revised Severance Agreements).

If the executive is terminated without cause or resigns with good reason during the 90-day period preceding a change in control (as defined in the Revised Severance Agreements) or after a change in control and before the second anniversary of the control change date (as defined in the Revised Severance Agreements), the amount of severance pay due to the executive is equal to (i) two times the sum of the executive’s base salary (as defined in the Revised Severance Agreements) plus the executive’s target bonus (as defined in the Revised Severance Agreements), (ii) accrued and unused vacation, and (iii) the amount of any unpaid bonus earned by the executive for the prior year if the executive’s termination of employment occurs prior to the bonus payment date.

In all other circumstances in which an executive is terminated without cause or resigns with good reason, the amount of severance pay due to the executive is equal to the sum of (i) a multiple of the executive’s base salary (as described below), plus (ii) a pro rata amount of the executive’s target bonus, plus (iii) accrued and unused vacation, plus (iv) the amount of any unpaid bonus earned by the executive for the prior year if the executive’s termination of employment occurs prior to the bonus payment date. For purposes of such determination, the multiple for Ms. Taylor is two times her base salary and the multiple for Ms. Hellyar and Messrs. O’Leary and King is one and a half times their respective base salaries.

The Revised Severance Agreements include provisions regarding outstanding equity or equity-based awards granted to the executives under our 2004 Plan.  If the executive is terminated without cause or resigns with good reason prior to a change in control, outstanding option awards that become vested or exercisable solely on account of continued employment will become exercisable and will remain exercisable until the expiration date of the option, and outstanding restricted stock awards and stock unit awards that become vested or earned solely on account of continued employment will be vested and earned.  However, any awards granted to the executives that become vested, exercisable or earned based on the attainment of performance goals or objectives will remain outstanding and will vest, become exercisable or be earned only to the extent that the performance goals or objectives are achieved. In the event of a change in control, outstanding options granted to the executive will become exercisable and will remain exercisable until the expiration date of the option, outstanding restricted stock awards will become vested and outstanding stock unit awards will become earned, in each case as of the date of the change in control.

In the event an executive is terminated without cause or resigns with good reason, the executive also will be entitled to reimbursement of premiums paid for continued health plan coverage under COBRA for up to 18 months of coverage.

In addition, in consideration of our agreement to pay benefits in accordance with the terms of the Revised Severance Agreements, each executive covenants that during the executive’s employment with us or an affiliate and for a period of two years following the date of the executive’s separation from service (as defined in the Revised Severance Agreements), the executive will not directly or indirectly render any services for a competitor that are substantially similar to those the executive provided to us or an affiliate, and will not solicit or attempt to solicit, in whole or in part, or do business with any customer for the purpose of providing products that are in competition with products provided by us or any affiliate at the time of the executive’s separation from service.  Each executive also covenants that during the executive’s employment with us or an affiliate and for a period of one year following the date of the executive’s separation from service, the executive will not directly or indirectly offer employment to, hire, solicit, or cause to be solicited or recruited, any employee of us or any affiliate for the purpose of having such employee terminate his or her employment with us or any affiliate.

The Revised Severance Agreements have an initial term of two years that ends on February 2, 2016; provided that on February 3, 2016 and each annual anniversary thereafter, the Revised Severance Agreements will be automatically extended, on the same terms and conditions, for successive periods of one year, unless either we or the executive provides written notice of its intention not to extend the term at least 90 days prior to the applicable renewal date.  However, if a change in control occurs during the term of the Revised Severance Agreements, the Revised Severance Agreements will be extended until the day before the second anniversary of the date of the change in control.
 SPBR Plan
Retirement. In the event a named executive officer retires from Tredegar, he or she will be entitled to receive the total value of his or her interest in the SPBR Plan as of the last business day of the month in which his or her benefit under the Savings Plan is distributed, subject to Internal Revenue Code Section 409A.

Termination. If the named executive officer’s employment with us ends due to termination, he or she will be entitled to receive the value of his or her vested benefit in the SPBR Plan as of the last business day of the month in which he or she receives his or her vested benefit under the Savings Plan, subject to Internal Revenue Code Section 409A.

Disability. If the named executive officer separates from service due to a disability, he or she will be entitled to receive the total value of his or her interest in the SPBR Plan as of the last business day of the month in which his or her benefit under the Savings Plan is distributed, subject to Internal Revenue Code Section 409A.

Death. If the named executive officer dies while employed by us, his or her beneficiary will be entitled to receive the total value of his or her interest in the SPBR Plan as of the last business day of the month in which the named executive officer’s benefit under the Savings Plan is distributed, subject to Internal Revenue Code Section 409A.

The table included below provides information with respect to the benefits we would have had to pay to the named executive officers assuming any of the events described above had occurred on December 31, 2013.

Name	Payment on Retirement($)(1)	Payment on Termination($)(1)	Payment on Death($)(1)
Nancy M. Taylor	239,686	239,686	239,686
Kevin A. O’Leary	22,972	22,972	22,972
Mary Jane Hellyar	6,029	6,029	6,029
A. Brent King	21,260	21,260	21,260
Duncan A. Crowdis	1,922	1,922	1,922
______________

(1)    Under the terms of the SPBR Plan, in the event that any of these events occurred on December 31, 2013, the earliest payment date would be January 31, 2014 and the amount payable would be based on the closing price of Tredegar common stock on the NYSE on January 31, 2014, the date of payment. In addition, the SPBR Plan provides that payment for a portion of the shares of Tredegar common stock held in a participant’s account would be withheld for six months and the payment would be based on the closing price of Tredegar common stock on the NYSE on the date of payment. The amounts set forth above assume that the total payment was made on December 31, 2013 based on the closing price of Tredegar common stock on the NYSE on that date, which was $28.81.

PROPOSAL 3: RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN
Overview
The Board recommends that shareholders vote “FOR” the re-approval of the material terms of the performance goals under Tredegar’s Amended and Restated 2004 Equity Incentive Plan (the 2004 Plan). Tredegar’s shareholders approved the 2004 Plan at Tredegar’s annual meeting of shareholders on May 19, 2009, which the Board and Executive Compensation Committee previously approved. A description of the material terms of the 2004 Plan is provided below.
The 2004 Plan is intended to provide employees of Tredegar or a subsidiary of Tredegar with an opportunity to receive incentive awards based on the achievement of objective, pre-established criteria and performance targets. If the material terms of the performance goals under the 2004 Plan are re-approved, annual awards would continue in subsequent years (subject to future shareholder approval as required by Section 162(m)), until the 2004 Plan is terminated by the Board or expires. The Executive Compensation Committee currently expects that awards will be granted under the 2004 Plan to one or more of Tredegar’s executive officers, including those designated as “named executive officers” in the Summary Compensation Table of this proxy statement.
The 2004 Plan authorizes a broad range of awards that the Executive Compensation Committee may grant at its discretion, including:

•	Stock options (incentive stock options and non-qualified stock options)

•	Stock appreciation rights (or SARs)

•	Restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer

•	Performance shares or other stock-based performance awards (these include deferred retention stock or restricted stock awards that may be earned by achieving specific performance objectives)

•
Deferred stock, a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (shares of forfeitable deferred stock are sometimes called “restricted stock units”)

•	Maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a participant in the 2004 Plan

•	Cash-based performance awards tied to achievement of specific performance objectives

•	Other awards based on common stock

•	Shares issuable in lieu of rights to cash compensation

•	Dividend equivalents

We believe the 2004 Plan assists us in:

•	Attracting, retaining, motivating, incentivizing and rewarding officers, employees and other individuals who provide valuable services to Tredegar and our subsidiaries

•	Strengthening our capability to develop, maintain and direct a competent management team

•	Providing equitable and competitive compensation opportunities

•	Recognizing individual contributions and rewarding achievement of our goals

•	Promoting creation of long-term value for shareholders by closely aligning the interests of participants with the interests of shareholders
Background
Shareholders are being asked to re-approve the material terms of the performance goals currently contained in the 2004 Plan so that Tredegar can continue to deduct from its U.S. Federal corporate income taxes the full amount of the incentive awards paid under the 2004 Plan that otherwise qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
Shareholders are not being asked to approve an increase in the number of shares available for grant under the 2004 Plan or any other amendment to the 2004 Plan, nor are they being asked to re-approve the 2004 Plan itself. The terms of the 2004 Plan will remain unchanged and the re-approval does not affect the nature and amount of awards available for grant under the 2004 Plan.
If shareholders re-approve the material terms of the performance goals under the 2004 Plan at the annual meeting, the Executive Compensation Committee currently anticipates that, to the extent practicable and in our best interest, performance-based compensation programs will be designed to satisfy the requirements of Section 162(m) of the Code to permit the deduction for tax purposes of the full amount of such awards. The Executive Compensation Committee and the Board recognize, however, that there may be business considerations that dictate that they grant annual cash bonus awards and other equity incentive awards that may not be deductible under Section 162(m) of the Code.
Under Section 162(m) of the Code, compensation in excess of $1,000,000 paid in any one year to a public corporation’s covered employees who are employed by the corporation at year-end will not be deductible for federal income tax purposes unless the compensation is considered “qualified performance-based compensation” under Section 162(m) of the Code (or another exemption is met). Covered employees include the Chief Executive Officer and our three other most highly compensated executive officers as of the last day of the taxable year other than our Chief Executive Officer or Chief Financial Officer (“Covered Employees”).
In order to qualify as qualified performance-based compensation, among other requirements, Section 162(m) of the Code requires that shareholders approve the material terms of the performance goals under which the compensation may be paid under a plan every five years. If the shareholders re-approve the material terms of the performance goals under the 2004 Plan pursuant to Section 162(m) of the Code at the annual meeting, then performance-based awards granted to Covered Employees following such shareholder approval, in the Executive Compensation Committee’s discretion, can be designed to be Section 162(m) compliant awards. If the material terms of the performance goals of the 2004 Plan are not re-approved at the annual meeting, then any incentives granted in the future to our Covered Employees

(other than options and SARs granted with an exercise or base price at least equal to 100 percent of the fair market value of the stock as of the grant date) will not qualify as “qualified performance-based compensation” and will count against the $1,000,000 deductible compensation limit otherwise imposed by Section 162(m) of the Code.
The rules and regulations promulgated under Section 162(m) of the Code are complicated and subject to change from time to time, sometimes with retroactive effect. There can be no guarantee, therefore, that amounts potentially subject to the Section 162(m) limitations will be treated by the Internal Revenue Service as qualified performance-based compensation under Section 162(m) of the Code and/or deductible by Tredegar. Under the 2004 Plan, options and SARs granted with an exercise price or base price at least equal to 100 percent of fair market value of the underlying stock at the date of grant, and certain other awards which are conditioned upon achievement of performance goals can be designed to qualify as “qualified performance-based” compensation. A number of requirements must be met under Section 162(m) of the Code in order for particular compensation to so qualify for the exception such that there can be no assurance that “qualified performance-based” compensation under the 2004 Plan will be fully deductible under all circumstances. In addition, other awards under the 2004 Plan, such as non-performance-based restricted stock and restricted stock units, generally will not so qualify for the exception under Section 162(m) of the Code, so that compensation paid to certain Covered Employees in connection with such awards may, to the extent it and other compensation subject to Section 162(m) of the Code’s deductibility cap exceed $1 million in a given taxable year, not be deductible by Tredegar as a result of Section 162(m) of the Code. Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Code Sections 4999 and 280G.
The following summary is qualified in its entirety by reference to the 2004 Plan, a copy of which is attached as an annex to the electronic copy of this proxy statement filed with the Securities and Exchange Commission and may be accessed from the Securities and Exchange Commission’s website at www.sec.gov.
Administration
The 2004 Plan is administered by the Executive Compensation Committee (or the Committee). The Committee has the authority to select the individuals who will participate in the 2004 Plan (or Participants) and to make awards upon such terms (not inconsistent with the terms of the 2004 Plan) as the Committee considers appropriate. The Committee has complete authority to interpret the provisions of the 2004 Plan, to prescribe the form of agreements evidencing awards and to make all determinations necessary or advisable for the administration of the 2004 Plan. Notwithstanding the preceding sentences, the Board administers the 2004 Plan with respect to awards that are made to directors who are not employees of Tredegar or one of its affiliates.
The Board may delegate its authority to administer the 2004 Plan to the Executive Committee of the Board or to an officer of Tredegar (although to date the Committee has not delegated its authority to administer the 2004 Plan). The Committee may not delegate its authority, however, with respect to individuals who are subject to Section 16 of the Exchange Act. This summary uses the term “Administrator” to refer to the Committee, any delegate of the Committee and, in the case of awards to non-employee directors, the Board.

Eligibility
Any employee of Tredegar, any employee of any of its affiliates and any person who provides services to Tredegar or an affiliate (including members of the Board) are eligible to participate in the 2004 Plan if the Administrator determines that the individual has contributed significantly or can be expected to contribute significantly to the profits or growth of Tredegar or one of its affiliates. Tredegar is not able to estimate the number of individuals who may be selected by the Administrator to participate in the 2004 Plan or the type or size of awards that the Administrator will approve.
Performance Goals
The Administrator may prescribe that incentive awards, stock awards and stock units will become vested only upon the satisfaction of performance objectives. Under the 2004 Plan, incentive awards, stock awards and stock units may be granted to participants that may be earned only upon the satisfaction of performance objectives. The 2004 Plan provides that the performance objectives may be stated based on one or more financial measures with reference to Tredegar’s, a subsidiary’s or an operating unit’s economic profit added, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets or Fair Market Value (as defined in the 2004 Plan). Each goal may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing performance goals, the Administrator may exclude any or all special, unusual, or extraordinary items as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of Tredegar, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Administrator may also adjust the performance goals for any performance award as it deems equitable in recognition of unusual or non-recurring events affecting Tredegar, changes in applicable tax laws or accounting principles, or such other factors as the Administrator may determine, including, without limitation, any adjustments that would result in Tredegar paying non-deductible compensation to a Participant.
The Administrator retains discretion to set the level of performance for a given performance goal that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to past performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Administrator for comparison. The Administrator may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period, if so specified by the Administrator.

Awards
Options. Options granted under the 2004 Plan may be incentive stock options (or ISOs) or nonqualified stock options. A stock option entitles the holder to purchase shares of common stock from Tredegar at the option price. The option price will be fixed by the Administrator on the date the option is granted, but the price cannot be less than the shares’ fair market value on the date of grant. Except for adjustments related to stock dividends, stock splits, etc. (as described below), the exercise price of an outstanding option may not be reduced without shareholder approval. The option will be exercisable at the times and subject to the conditions prescribed by the Administrator. The option price may be paid in cash or, if permitted by the terms of the option agreement, by the surrender of common stock that the Participant has held for at least six months. The option term will be set by the Administrator but it cannot exceed ten years. The 2004 Plan provides that no Participant may be granted options in any calendar year for more than 450,000 shares.
SARs. The 2004 Plan also permits the grant of SARs. A stock appreciation right or SAR generally entitles the holder to receive a payment equal to the excess, if any, of the fair market value of the common stock on the date of exercise over the “initial value” of the SAR (the fair market value of the common stock on the date of grant). Except for adjustments related to stock dividends, stock splits, etc. (as described below), the initial value of an SAR may not be reduced without shareholder approval. The amount payable upon the exercise of an SAR may be settled in cash, with shares of common stock or a combination of cash and common stock as the Administrator determines in its discretion. SARs may be exercised at such times and subject to such conditions as the Administrator may establish. The maximum term of an SAR is ten years. SARs may be granted alone or in conjunction with an option (in which case the exercise of the option reduces the number of shares that remain subject to the SAR and vice versa). The 2004 Plan provides that no Participant may be granted SARs in any calendar year for more than 450,000 shares.
Stock Awards and Stock Units. The 2004 Plan permits the grant of stock awards and the grant of stock units. A “stock award” is an award of common stock. A “stock unit” is an award that allows the Participant to earn a benefit based on the fair market value of a share of common stock. Stock awards and stock units may be nontransferable or subject to forfeiture or both unless and until conditions prescribed by the Administrator are satisfied. The conditions may include, for example, a requirement that the Participant complete a stated period of service or that certain performance objectives be achieved. The objectives may be based on performance goals that are stated with reference to the performance criteria described below. A stock award or stock unit that is not immediately vested and transferable will be restricted for a period of at least three years (or one year if the award is subject to objectives stated with reference to the performance criteria described above). The 2004 Plan provides that no Participant may be granted stock awards and/or stock units in any calendar year covering more than 75,000 shares.
Incentive Awards. Incentive awards also may be granted under the 2004 Plan. An “incentive award” is an opportunity to earn a cash payment upon the achievement of stated performance objectives. The performance objectives will be stated with reference to the performance criteria described above.
Transferability
Awards under the 2004 Plan generally are nontransferable other than by will or the laws of descent and distribution. The Administrator may grant options (other than ISOs) and SARs that are transferable during the Participant’s lifetime to members of the Participant’s immediate family and trusts or partnerships of which those individuals are the only beneficiaries or partners.
Change in Control
The 2004 Plan provides for accelerated vesting of awards if there is a change in control. The 2004 Plan provides further that upon a change in control the Committee may direct that (i) all outstanding awards will be cancelled in exchange for a payment (in cash, shares or the consideration received by shareholders in the transaction) equal to the value received by shareholders for a share of Tredegar common stock (in the case of stock awards and stock units), any excess of the value received by shareholders over the option price or initial value (in the case of options and SARs) or the full amount that can be earned under incentive awards or (ii) outstanding awards will be assumed by the surviving entity or replaced with awards granted by the surviving entity.
Section 280G applies to compensation that is payable on account of a change in control (“parachute payments”), which may include accelerated vesting of 2004 Plan awards if there is a change in control of Tredegar. If an individual’s parachute payments exceed a certain amount (generally 2.99 times the individual’s average taxable compensation for the preceding five years), then the individual must pay a 20% excise tax on a portion of the parachute payments and Tredegar is not entitled to deduct a portion of the parachute payments. The 2004 Plan generally provides that each participant’s parachute payments, including those related to 2004 Plan awards, will be reduced to the maximum amount that can be paid without triggering liability for the excise tax and the loss of a deduction by Tredegar. The parachute payments will not be reduced, however, if (i) the participant will realize a greater after-tax benefit by receiving all of the parachute payments and paying his or her own excise tax liability or (ii) if Tredegar and the participant have entered into an agreement that provides for Tredegar to indemnify the participant for any parachute excise tax liability. If either of these exceptions apply, Tredegar will not be allowed to deduct a portion of the parachute payments received by the participant.
The 2004 Plan generally provides that a change in control occurs if a person (or a group of persons) becomes the owner of 50% or more of Tredegar’s voting securities, if there is a substantial change in the composition of the Board, if there is a business combination in which Tredegar’s shareholders own 80% or less of the surviving entity or if the shareholders approve a liquidation or dissolution of Tredegar or the sale of all or substantially all of Tredegar’s assets.
Share Authorization
The 2004 Plan authorized the issuance of up to 2,000,000 shares plus any additional shares that become available as described below. The 2004 Plan provides that if an award granted under the 2004 Plan or a Prior Plan is terminated, forfeited, settled for cash or otherwise settled without the issuance of shares or for fewer shares than the number covered by the award (including a withholding of shares for satisfying tax obligations), then the 2004 Plan’s aggregate share authorization will be increased by the number of terminated, forfeited or reduced shares. In addition, the 2004 Plan’s share authorization will be increased by the number of shares that are tendered to pay an option exercise price or to satisfy tax withholding obligations with respect to awards granted under the 2004 Plan or a Prior Plan. For this purpose, the term “Prior Plan” means our 1989 Incentive Stock Option Plan, 1992 Omnibus Stock Incentive Plan, 1996 Incentive Plan and the Amended and Restated Incentive Plan.
Under the 2004 Plan, the number of shares authorized for issuance as stock awards and in settlement of stock units under the 2004 Plan for awards is 1,000,000 shares.

The share authorization, the limitation on the grant of stock awards and settlement of stock units, the terms of outstanding awards and the individual grant limitations will be adjusted as the Administrator determines is appropriate if we have a stock split, stock dividend, combination, reclassification of shares or similar change in our capitalization.
Amendment and Termination
The Board may terminate or suspend the 2004 Plan, in whole or in part, at any time. The Board also may amend the 2004 Plan, but the amendment must be approved by shareholders if the amendment (i) increases the number of shares that may be issued under the 2004 Plan or the per individual limitation on awards, (ii) changes the requirements for participation in the 2004 Plan or (iii) modifies the 2004 Plan in any other way that would require shareholder approval under any applicable regulatory requirement, including the rules of the New York Stock Exchange.
The 2004 Plan provides that no awards may be granted after March 27, 2019. Awards made on or before that date (or before the earlier termination of the 2004 Plan) will remain valid in accordance with their terms. No amendment of the 2004 Plan will adversely affect a Participant’s rights without the Participant’s consent.
Federal Tax Consequences
Counsel advised us regarding the federal income tax consequences of the 2004 Plan. No income is recognized by a Participant at the time an option or SAR is granted. If the option is an ISO, no income will be recognized upon the Participant’s exercise of the option. Income is recognized by a Participant when he or she disposes of shares acquired under an ISO. The exercise of a nonqualified stock option or SAR generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price or the amount paid in settlement of the SAR.
Income is recognized on account of the grant of a stock award when the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time the Participant recognizes income equal to the fair market value of the common stock.
No income is recognized upon the grant of stock units or an incentive award. Income will be recognized on the date that payment is made under the stock units or incentive award.
The employer (either Tredegar or a subsidiary) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR or the vesting of a stock award or the settlement of stock units or an incentive award. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of ISO stock.

2004 Plan Benefits
The grant of awards under the 2004 Plan is discretionary, and we cannot currently determine the number or type of awards to be granted in the future to any particular person or group. Please see the “Grants of Plan-Based Award” table on page 48 of the proxy statement for information on awards granted to our named executive officers in 2013. Information regarding awards to, and payout of, performance-based compensation to our named executive officers is set forth under “Compensation Discussion and Analysis” and in the supplementary compensation tables on pages 34 to 40 of the proxy statement.
The last reported closing price per share of Tredegar Common Stock as reported by the NYSE on March 28, 2014 was $22.49 per share.
The Board recommends that you vote “FOR” the re-approval of the material terms of the performance goals under the Amended and Restated 2004 Equity Incentive Plan.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the accounting, reporting and financial practices of Tredegar by monitoring the quality and integrity of the financial statements, the financial reporting processes and the systems of internal accounting and financial controls of Tredegar. The Audit Committee operates under a written charter that has been adopted by Tredegar’s Board and is available on Tredegar’s website (www.tredegar.com) by selecting “Corporate Governance” under “Investors.” Management is responsible for the preparation of Tredegar’s financial statements, for establishing and maintaining an adequate system of internal control over financial reporting, and for assessing the effectiveness of Tredegar’s internal control over financial reporting. PricewaterhouseCoopers LLP (or PwC), Tredegar’s independent registered public accounting firm, is responsible for performing an independent audit of those financial statements and Tredegar’s internal control over financial reporting.
The Audit Committee has met and held discussions with management and PwC regarding Tredegar’s audited 2013 consolidated financial statements. Management represented to the Audit Committee that Tredegar’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC.
The Audit Committee has discussed with PwC the matters required to be discussed under Public Company Accounting Oversight Board (or PCAOB) Standards, including those required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from PwC relating to the independence of that firm as required by the applicable requirements of the PCAOB and has discussed with PwC that firm’s independence from Tredegar.

In reliance upon the Audit Committee’s discussions with management and PwC, and the Audit Committee’s review of the representations of management and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in Tredegar’s Annual Report on Form 10-K for the year ended December 31, 2013 to be filed with the Securities and Exchange Commission.
Audit Committee**:
Donald T. Cowles, Chairman
Austin Brockenbrough, III
George C. Freeman, III
R. Gregory Williams
February 26, 2014

** Note that Messrs. Kenneth R. Newsome and Gregory A. Pratt, became members of the Board of Directors and the Audit Committee on February 19, 2014. As Messrs. Newsome and Pratt did not serve on the Audit Committee in 2013, they did not vote on the Audit Committee’s recommendation of the Report of the Audit Committee.

AUDIT FEES
The following table lists fees our independent registered public accounting firm, PwC, billed to us for services rendered in fiscal years 2012 and 2013.

	2012	2013
Audit Fees	1,288,833	1,874,899
Audit-Related Fees	-0-	-0-
Tax Fees	11,172	45,444
All Other Fees	3,000	26,456
Total Fees	1,303,005	1,946,799

Audit Fees include fees PwC billed for services it performed to comply with the standards of the PCAOB, including the recurring audit of our consolidated financial statements and of our internal control over financial reporting. This category also includes fees for audits PwC provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide and assistance with and review of documents filed with the SEC.
Tax Fees primarily include fees associated with tax audits and tax compliance, tax consulting, and preparation of tax returns for expatriate employees, as well as domestic and international tax planning and assistance.
All Other Fees include software licensing for online accounting research and other miscellaneous consulting and training fees.
Our Audit Committee has concluded that the provision of the non-audit services listed above as “All Other Fees” is compatible with maintaining the auditor’s independence.

PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and has further directed that management submit such appointment of PwC for ratification by the shareholders at the annual meeting. We expect representatives of PwC to be present at the annual meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Shareholder ratification of our Audit Committee’s appointment of PwC as our independent registered public accounting firm is not required by our Bylaws or otherwise. If our shareholders fail to ratify the appointment, our Audit Committee will take such failure into consideration in future years. If our shareholders ratify the appointment, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of Tredegar.
Our Board recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

DIRECTOR NOMINATING PROCESS AND SHAREHOLDER PROPOSALS
Nominating and Governance Committee Process for Identifying and Evaluating Director Candidates
Our Nominating and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Governance Guidelines, which require that a majority of our Board must be independent directors under the general independence standards of the NYSE listing standards and under our Governance Guidelines. Our Nominating and Governance Committee evaluates all candidates’ qualifications to serve as members of our Board based on the skills and characteristics of individual Board members as well as the composition of our Board as a whole. In addition, our Nominating and Governance Committee will evaluate a candidate’s independence, diversity, age, skills and experience in the context of our Board’s needs. Our Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criteria are necessarily applicable to all prospective nominees and directors other than having the highest standards of business and professional conduct.
While we have no formal policy on diversity, we believe our Board should exhibit diversity of backgrounds and expertise. Our Nominating and Governance Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics (e.g., age, gender, skill, etc.) and experience (e.g., industry, professional, public service, etc.) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives. The Nominating and Governance Committee takes into account diversity considerations in determining Tredegar’s nominees for directors and planning for director succession and believes that, as a group, the current directors and nominees bring a diverse range of perspectives to the Board’s deliberations.

Director Candidate Recommendations and Nominations by Shareholders
Our Nominating and Governance Committee’s Charter provides that our Nominating and Governance Committee will consider director candidate recommendations by our shareholders. Shareholders should submit any such recommendations to our Nominating and Governance Committee through one of the methods described under “Voting Information ‒ How do I communicate with the Board of Directors?” on page 5 of this proxy statement. There are no differences in the manner in which our Nominating and Governance Committee evaluates director candidates based on whether shareholders recommend the candidates.
In addition to candidate recommendations, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board so long as that shareholder complies with the requirements set forth in the applicable provisions of our amended and restated Bylaws and summarized in “Shareholders’ Proposals” below.
Our Nominating and Governance Committee did not receive any recommendations of director candidates from any shareholder or group of shareholders during 2013, nor were there any shareholder nominations of any person for election as a director.
Our Board nominated Messrs. George A. Newbill, Kenneth R. Newsome, Gregory A. Pratt, Carl E. Tack, III, and R. Gregory Williams for election as directors. Messrs. George A. Newbill, Kenneth R. Newsome, Gregory A. Pratt, Carl E. Tack, III, and R. Gregory Williams were recommended to the Board by non-management directors.
Shareholders’ Proposals

The regulations of the SEC require any shareholder wishing to include in our proxy statement a proposal to be acted upon at the 2015 annual meeting of shareholders to ensure that the proposal is received by Tredegar at our principal office in Richmond, Virginia, no later than December 10, 2014. We will consider written proposals received by our Corporate Secretary by that date for inclusion in our proxy statement in accordance with regulations governing the solicitation of proxies.
Article I, Section 10 of our amended and restated Bylaws also requires any shareholder wishing to make a proposal to be acted on at an annual meeting to give written notice to our Corporate Secretary not later than 120 days before the anniversary date of Tredegar’s annual meeting in the immediately preceding year (January 15, 2015). The notice must contain:

•	a brief description of the business to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for addressing it at the annual meeting,

•	the name, record address, and class and number of shares beneficially owned by the shareholder proposing such business,

•	any material interest of the shareholder or any other person in such business,

•
a description (including the names of any counterparties) of any agreement, arrangement or understanding that has been entered into by or on behalf of the shareholder as of the notice date to mitigate loss, manage risk or benefit from share price changes of, or increase or decrease the voting power with respect to, Tredegar common stock,

•	a description (including the names of any counterparties) of any agreement, arrangement or understanding between the shareholder and any other person in connection with the proposal, and

•	an agreement that the shareholder will notify Tredegar in writing of any changes to the information provided.
In addition, Article II, Section 5 of our amended and restated Bylaws allows any shareholder entitled to vote in the election of directors generally to nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to our Corporate Secretary not later than:

•	120 days before the anniversary date of Tredegar’s annual meeting in the immediately preceding year, or

•
with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of a special meeting of shareholders is first given to shareholders.

Each notice shall set forth:

•	As to the shareholder giving the notice:

◦	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated,

◦
a representation that the shareholder is a holder of record of Tredegar common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

◦
a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) under which the nomination or nominations are to be made by the shareholder,

◦
a description (including the names of any counterparties) of any agreement, arrangement or understanding that has been entered into by or on behalf of the shareholder as of the notice date with the intent to mitigate loss, manage risk or benefit from share price changes of, or increase or decrease the voting power with respect to, Tredegar common stock,

◦	a description (including the names of any counterparties) of any agreement, arrangement or understanding between the shareholder and any other person in connection with the nomination, and

◦	an agreement that the shareholder will notify Tredegar in writing of any changes to the information provided.

•	As to each person whom the shareholder proposes to nominate for election as a director:

◦	the name and address of the person or persons to be nominated,

◦
such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules, had the nominee been nominated, or intended to be nominated, by the Board, and

◦	the consent of each nominee to serve as a director if so elected.
Because the 2014 annual meeting is being held on May 15, 2014, our Corporate Secretary must receive notice of a shareholder proposal to be acted on at the 2015 annual meeting not later than the close of business on January 15, 2015. These requirements are separate from the requirements of the SEC that a shareholder must meet to have a proposal included in our proxy statement.
The amended and restated Bylaws are available on our website at www.tredegar.com and on the SEC’s website at www.sec.gov. We will also furnish any shareholder a copy of our amended and restated Bylaws without charge upon written request to our Corporate Secretary. See “Voting Instructions ‒ How do I communicate with the Board of Directors?” on page 5 of this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based solely on our review of the copies of the forms prescribed by Section 16(a) of the Exchange Act we received, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that all of our Section 16 reporting persons complied with the filing requirements of Section 16(a) as of December 31, 2013, other than Mr. Floyd D. Gottwald, Jr., who did not timely report his Tredegar holdings at the time he became part of the group for Amendment No. 8 to the Schedule 13D filing by the Gottwald family on September 6, 2013.

BENEFICIAL OWNERS
Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner may request a separate copy of this proxy statement or the 2013 Annual Report on Form 10-K by contacting our Corporate Secretary in writing at 1100 Boulders Parkway, Richmond, Virginia, 23225 or by telephone at 1-804-330-1144. Beneficial owners with the same address who receive more than one proxy statement and 2013 Annual Report on Form 10-K may request delivery of a single proxy statement and 2014 Annual Report on Form 10-K by contacting our Corporate Secretary as provided in the preceding sentence.

OTHER MATTERS
Our Board is not aware of any matters to be presented for action at the annual meeting of shareholders other than as described in this proxy statement. However, if any other matters are properly raised at the annual meeting or in any adjournment of the annual meeting, the person or persons voting the proxies will vote them in accordance with their best judgment.
By Order of the Board of Directors
A. Brent King
Vice President, General Counsel and Secretary

Annex A

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN
As Amended and Restated
Effective March 27, 2009

ARTICLE I

DEFINITIONS

1.01.	Affiliate means any existing or future "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.

1.02.	Agreement means any written or electronic agreement, contract, notice or other instrument or document (including any amendment or supplement thereto) specifying the terms and conditions of an Award.

1.03.	Award means any Option, SAR, Stock Award, Stock Unit Award, or Incentive Award.

1.04.	Board means the Board of Directors of the Company.

1.05.	Change in Control means the occurrence of any of the following events:
(1) any Person or group (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (other than a Person who is not an Acquiring Person), at any time becomes the Beneficial Owner of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"), other than (i) through an acquisition of Voting Securities directly from the Company, (ii) as a result of the Company's repurchase of Voting Securities if, thereafter, such Beneficial Owner purchases no additional Voting Securities, or (iii) pursuant to a Business Combination (as defined below) that does not constitute a Change in Control pursuant to subparagraph (3) below.
(2) Continuing Directors cease to constitute a majority of the members of the Board other than pursuant to a Business Combination that does not constitute a Change in Control pursuant to subparagraph (3) below;
(3) Consummation of a reorganization, merger, share exchange or consolidation (a "Business Combination"), in each case, unless immediately following such Business Combination, (i) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Common Stock and Voting Securities outstanding immediately prior to such Business Combination Beneficially Own more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock and Voting Securities, as the case may be, (ii) no Person (other than a Person who is not an Acquiring Person) Beneficially Owns 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination are Continuing Directors; or

(4) the shareholders of the Company approve a complete liquidation or dissolution of the Company or the consummation of a sale or other disposition of all or substantially all of the assets of the Company, in each case, unless immediately following such liquidation, dissolution, sale or other disposition, (i) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned by all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Common Stock and Voting Securities outstanding immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of such Common Stock and Voting Securities, as the case may be, (ii) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned by any Person (other than any Person who is not an Acquiring Person), and (iii) at least a majority of the members of the board of directors of such corporation are Continuing Directors immediately following such sale or disposition.
For purposes of the definition of Change of Control, the terms Acquiring Person, Beneficial Owner, Company, Continuing Director, and Person shall have the same definitions given them in the Rights Agreement between Tredegar Corporation and American Stock Transfer & Trust Company, dated as of June 30, 1999, as amended.

1.06.	Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.	Committee means the Executive Compensation Committee of the Board.

1.08.	Common Stock means the common stock of the Company.

1.09.	Company means Tredegar Corporation.

1.10.
Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions or events, the Control Change Date is the date of the last of such transactions or events.

1.11.
Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company unexercised, of that portion of the Option to which the SAR relates.

1.12.	Effective Date means February 18, 2004.

1.13.	Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

1.14.
Fair Market Value means, with respect to a share of Common Stock, as of any date, (i) the closing price as reported on the New York Stock Exchange composite tape on such date, or, if the shares are not listed on the New York Stock Exchange, as reported on any other such exchange on which the shares are traded, or, in the absence of reported sales on such date, then on the next preceding day that the shares of Common Stock were traded on such exchange, all as reported by such source as the Committee may select or (ii) in the event there is no public market for the shares on such date, the fair market value as determined in good faith by the Committee in its sole discretion.

1.15.	Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive a cash payment from the Company or an Affiliate.

1.16.
Initial Value means, with respect to an SAR, the Fair Market Value of one share of Common Stock on the date of grant. Except as provided in Article X, the Initial Value of an outstanding SAR shall not be reduced without the approval of the Company’s shareholders in accordance with applicable law.

1.17.	Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.18.
Participant means an employee of the Company or an Affiliate, including an employee who is a member of the Board, a director, or an individual who provides services to the Company or an Affiliate, who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.

1.19.	Plan means the Tredegar Corporation 2004 Equity Incentive Plan.

1.20.	Prior Plans means Company’s (i) 1989 Incentive Stock Option Plan, (ii) 1992 Omnibus Stock Incentive Plan, (iii) 1996 Incentive Plan and (iv) Amended and Restated Incentive Plan.

1.21.	Reload Option means an Option described in Section 6.11.

1.22.
SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Agreement.  In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value.  References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.23.	Stock Award means shares of Common Stock awarded to a Participant under Article VIII.

1.24.	Stock Unit Award means a right to receive the equivalent of shares of Common Stock awarded to a Participant under Article VIII, payable in cash or shares of Common Stock.

1.25.
Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate.  An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

ARTICLE II

PURPOSES
The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying, and the grant of SARs, Stock Awards, Stock Unit Awards and Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.  The proceeds received by the Company from the sale of Shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.

The Plan was adopted by the Board on February 18, 2004, and approved by the Company’s shareholders at the 2004 annual meeting of the Company’s shareholders. On March 27, 2009, the Board amended and restated the Plan, as set forth herein, subject to the approval of shareholders.

ARTICLE III

ADMINISTRATION
The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate.  Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the vesting or forfeitability of a Stock Award, Stock Unit Award or Incentive Award, including upon a termination of employment or a Change in Control. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which a Stock Unit Award or an Incentive Award may be settled.  In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan.  The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.  Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive.  Neither the Committee nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Award. All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company or the Executive Committee of the Board, all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.  The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

Notwithstanding the foregoing, the Plan shall be administered by the full Board with respect to Awards to non-employee Directors and any references to the Committee shall be deemed to be references to the Board.

ARTICLE IV

ELIGIBILITY
Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) or a person who provides services to the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate.  Directors of the Company may be selected to participate in this Plan.

ARTICLE V

STOCK SUBJECT TO PLAN

5.01.
Shares Issued.  Upon the award of shares of Common Stock pursuant to a Stock Award or Stock Unit Award the Company may issue shares of Common Stock from its authorized but unissued Shares of Common Stock.  Upon the exercise of any Option or SAR the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02.
Aggregate Limit. Subject to adjustment as provided in Article X, the total aggregate number of shares of Stock that may be issued or transferred under the Plan on and after March 27, 2009, is 2,000,000 shares plus any additional shares that become available in accordance with Section 5.03. Subject to adjustment as provided in Article X, the total aggregate number of shares that may be issued or transferred under the Plan on and after March 27, 2009, pursuant to Awards other than Options or SARs is 1,000,000 shares.

5.03.
Reallocation of Shares.  If, after the Effective Date, (i) any Award granted hereunder or any award granted under the Prior Plans expires or is terminated unexercised, or is settled for cash or otherwise settled without the issuance of shares of Common Stock or for fewer shares of Common Stock than the maximum number subject to such Award (including where any such shares are withheld to satisfy a Participant’s tax withholding obligations or SARs are net settled), or (ii) any shares of Common Stock are tendered by a Participant to pay the exercise price of, or are delivered to satisfy tax obligations in respect of, any Award under this Plan or any award under any Prior Plan, then any shares of Common Stock covered by such lapsed, cancelled, expired or settled portion of such Award or Prior Plan award and any such tendered shares of Stock shall be available for grant under this Plan. Notwithstanding the foregoing reallocation, no more than 2,000,000 shares may be issued upon the exercise of Options.

ARTICLE VI

OPTIONS

6.01.
Award.  In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no individual may be granted Options in any calendar year covering more than 450,000 shares of Common Stock.

6.02.
Option Price.  The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted (unless such Option is granted in connection with a transaction described in Article X). Notwithstanding, the preceding sentence, the price per share for shares of Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in Article X, the price per share for Common Stock purchased on the exercise of an Option shall not be reduced without the approval of the Company's shareholders in accordance with applicable law.

6.03.
Maximum Option Period.  The maximum period in which an Option may be exercised shall be ten years from the date such Option was granted.  In the case of an incentive stock option that is granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant.  The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.
Nontransferability. Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.
Transferable Options.  Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer.  In addition to transfers described in the preceding sentence, the Committee may grant Options that are not incentive stock options that are transferable on other terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 under the Exchange Act, as in effect from time to time.  The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant, and may not subsequently transfer the Option, except by will or the laws of descent and distribution.  In the event of a transfer pursuant to this section, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06.
Employee Status.  For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07.
Exercise.  Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, no option shall be treated as an incentive stock option to the extent that the aggregate Fair Market Value of the shares of Common Stock subject to the incentive stock options granted under the Plan and all Prior Plans which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a nonqualified option.  An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised.  A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.  The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08.	Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee. If the Agreement provides,

payment of all or part of the Option price may be made by surrendering to the Company (either by actual surrender or by attestation of ownership) shares of Common Stock that have been held by the Participant for at least six months.  If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09.	Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares of Common Stock subject to his Option until the date of exercise of such Option.

6.10.
Disposition of Stock.  A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the shares of Common Stock to the Participant.  Such notice shall be in writing and directed to the Secretary of the Company.

6.11.
Reload Options. In the sole discretion of the Committee, the terms of an Option may entitle the Participant to the automatic grant of a "Reload Option" in the event the Participant exercises an Option and surrenders (either by actual surrender or by attestation of ownership) shares of Common Stock to pay all or part of the option price or a tax withholding obligation or the number of shares issuable upon exercise of an Option is reduced to satisfy a tax withholding obligation. A Reload Option (i) shall be subject to the satisfaction of such conditions or criteria as the Committee in its sole discretion shall establish from time to time and (ii) shall entitle the holder to purchase a number of shares of Common Stock equal to the number of such shares so delivered (either by actual surrender or by attestation of ownership) upon exercise of the original Option and, in the discretion of the Committee, the number of shares, if any, tendered to the Corporation to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Reload Option shall have (x) an exercise price of not less than 100% of the Fair Market Value of the Common Stock on the date of grant of such Reload Option, (y) a term not longer than the remaining term of the original Option at the time of exercise hereof, and (z) such other terms and conditions as the Committee in its sole discretion shall determine.

ARTICLE VII

SARS

7.01.
Award.  In accordance with the provisions of Article IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no individual may be granted SARs in any calendar year covering more than 450,000 shares.  For purposes of the preceding sentence, an Option and Corresponding SAR shall be treated as a single award.

7.02.
Maximum SAR Period.  The maximum period in which an SAR may be exercised shall be ten years from the date of grant.  In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Shareholder, such Corresponding SAR shall not be exercisable after the expiration of five years from the date such related Option was granted.  The terms of any SAR may provide that it is exercisable for a period less than such maximum period.

7.03.
Nontransferability.  Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any such transfer, the Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities.  During the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant.  No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.
Transferable SARs.  Section 7.03 to the contrary notwithstanding, the Committee may grant transferable SARs to the extent and on such terms as may be permitted by Securities Exchange Commission Rule 16b-3 under the Exchange Act, as in effect from time to time.  In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.  The holder of an SAR transferred pursuant this section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant, and may not subsequently transfer the SAR, except by will or the laws of descent and distribution.

7.05.
Exercise.  Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option.  An SAR granted under this Plan may be exercised with respect to any number of whole shares of Common Stock less than the full number for which the SAR could be exercised.  A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR.  The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06.
Employee Status.  If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.07.
Settlement.  At the Committee's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and shares of Common Stock.  No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.08.
Shareholder Rights.  No Participant shall, as a result of receiving an SAR award, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of shares of Common Stock.

ARTICLE VIII

STOCK AND STOCK UNIT AWARDS

8.01.
Award.  In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award or a Stock Unit Award is to be made and will specify the number of shares of Common Stock covered by such Awards; provided, however, that no Participant may receive Stock Awards and/or Stock Unit Awards in any calendar year with respect to more than 75,000 shares of Common Stock.

8.02.
Vesting.  The Committee, on the date of the award, may prescribe that a Participant's rights in the Stock Award or Stock Unit Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. The period of restriction shall be at least three years; provided, however, that the minimum period of restriction shall be at least one year in the case of a Stock Award or Stock Unit Award that will become transferable and nonforfeitable on account of the satisfaction of performance objectives prescribed by the Committee.

8.03.
Performance Objectives.  In accordance with Section 8.02, the Committee may prescribe that Stock Awards and Stock Unit Awards will become vested or transferable or both based on performance objectives stated with respect to the Company, an Affiliate or an operating unit. The Committee may, in its sole and absolute discretion, designate whether any performance-based Stock Award or Stock Unit Award is intended to be “performance-based compensation” as that term is used in Section 162(m). Performance objectives for any Award designated by the Committee as “performance-based compensation” shall be based on one or more financial measures stated with reference to economic profit added, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, or Fair Market Value.   Each goal may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing performance goals for a performance cycle, the Committee may exclude any or all special, unusual, or extraordinary items as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non‑recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance goals for any performance cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine, including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant. If the Committee, on the date of award, prescribes that an Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the shares subject to such Award shall become nonforfeitable and transferable only to the extent that the Committee certifies that such objectives have been achieved.

8.04.
Employee Status.  In the event that the terms of any Stock Award or Stock Unit Award provides that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continued service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.05.	Shareholder Rights.
(a) Stock Awards. The Company may implement the grant of a Stock Award by (i) book-entry issuance of shares to the Participant in an account maintained by the Company at its transfer agent or (ii) delivery of certificates for shares of Common Stock to the Participant bearing a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. While the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that the Committee may provide at the time of grant that dividends shall be subject to the same restrictions as the shares; and provided further, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) if certificates are issued, the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award.   The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.
(b) Stock Unit Awards. Each Stock Unit Award shall have a value equal to the Fair Market Value of an equal number of shares of Common Stock. Stock Unit Awards may be paid in cash or shares or a combination of cash and shares, as determined in the sole discretion of the Committee, upon the lapse of the applicable restrictions. The Committee may, in its sole and absolute discretion, credit Participants with dividend equivalents on Stock Unit Awards at the time of any payment of dividends to shareholders on shares. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Stock Unit Awards.
ARTICLE IX

INCENTIVE AWARDS

9.01.
Award.  The Committee shall designate Participants to whom Incentive Awards are made.  All Incentive Awards shall be finally determined exclusively by the Committee under the procedures established by the Committee; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds the lesser of (i) 75% of the Participant's base salary (prior to any salary reduction or deferral elections) as of the date of grant of the Incentive Award or (ii) $250,000.

9.02.
Terms and Conditions.  The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award.  Such terms and conditions shall prescribe that the Incentive Award shall be earned only to the extent that the Company, an Affiliate or an operating unit, during a performance period of at least one year, achieves objectives based on one or more financial measures stated with reference to economic profit added, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets or Fair Market Value.  Each goal may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing performance goals, the Committee may exclude any or all special, unusual, or extraordinary items as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non‑recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance goals for any Incentive Award as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine, including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate or that the Company, an Affiliate, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under an Incentive Award.

9.03.
Nontransferability.  Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.04.
Employee Status.  If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

ARTICLE X

ADJUSTMENT UPON CHANGE IN SHARES OF COMMON STOCK
The maximum number of shares as to which Options, SARs, Stock Awards and Stock Unit Awards may be granted under this Plan, the maximum number of shares that may be transferred pursuant to Awards other than Options and SARs, the terms of outstanding Awards (including, where applicable, the Option price or Initial Value), and the per individual limitations on Awards, shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action.  Any determination made under this Article X by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Stock Awards and Stock Unit Awards may be granted, the maximum number of shares that may be transferred pursuant to Awards other than Options and SARs, the per individual limitations on the number of shares for which Options, SARs, Stock Awards and Stock Unit Awards may be granted or the terms of outstanding Awards.

The Committee may grant Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article X.  Notwithstanding any provision of the Plan (other than the limitation in Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XI

CHANGE IN CONTROL

11.01.
Accelerated Vesting. Except as provided in an Agreement, upon a Change in Control, (i) all outstanding Options and SARs shall become exercisable and thereafter may be exercised in accordance with the terms provided in the applicable Agreement, (ii) all outstanding Stock Awards shall become transferable and nonforfeitable and (iii) all outstanding Stock Unit Awards and Incentive Awards shall become earned and nonforfeitable in their entirety. Upon a Change in Control, the provisions of this Article XI shall take precedence over any other provision of the Plan that relates to the vesting of an Award.

11.02.
Assumption Upon Change in Control. In the event of a Change in Control the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Stock Unit Award or Incentive Award shall be assumed by, or a substitute award granted by, the surviving entity in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Option, SAR, Stock Award, Stock Unit Award or Incentive Award being assumed or substituted. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

11.03.
Cash-Out Upon Change in Control. In the event of a Change in Control the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Option, SAR, Stock Award, Stock Unit Award or Incentive Award shall be cancelled in exchange for a payment. The payment may be in cash, shares of Common Stock or other securities or consideration received by shareholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by shareholders in the Change in Control exceeds the option price or Initial Value in the case of an Option and SAR, or (ii) the price per share received by shareholders for each share of Common Stock subject to a Stock Award or Stock Unit Award or (iii) the full amount payable under an Incentive Award. If the option price or Initial Value exceeds the price per share received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 11.03 without any payment to the Participant.

11.04.
Limitation of Benefits. The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 11.04, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.
The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.
The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any noncash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant; provided, however, that any such benefits that are subject to Code Section 409A shall be reduced last) and then by reducing the amount of any cash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant; provided, however, that any such benefits that are subject to Code Section 409A shall be reduced last). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.
As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section 11.04, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 11.04 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 11.04 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.
For purposes of this Section 11.04, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date.
For purposes of this Section 11.04, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 11.04, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.
Notwithstanding any other provision of this Section 11.04, the limitations and provisions of this Section 11.04 shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification for any liability that the Participant may incur under Code Section 4999.
Except as provided in an Agreement, upon a Change in Control, all unvested Awards shall vest as of the Control Change Date. Options and SARs and SARs may be exercised in accordance with the terms provided in the applicable Agreement. Upon a Change in Control, the provisions of this Article XI shall take precedence over any other provision of the Plan or in any Agreement that relates to the vesting of an Award.

ARTICLE XII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance.  Any share certificate issued to evidence shares of Common Stock may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations.  No Option or SAR shall be exercisable, no Shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIII

GENERAL PROVISIONS

13.01.
Effect on Employment and Service.  Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefore.

13.02.
Unfunded Plan.  The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan.  Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03.
Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount of taxes required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Company to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of Awards in the form of shares of Common Stock, at the Committee’s discretion, the Participant shall be required to either pay to the Company the amount of any taxes required to be withheld with respect to such shares of Common Stock or, in lieu thereof, the Company shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals such the minimum amount required to be withheld.

13.04.
Dividend Equivalents. At the discretion of the Committee, an Award may     provide the Participant with dividends or dividend equivalents, payable in cash or shares of Common Stock on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock, or in the case of dividends or dividend equivalents credited in connection with Stock Awards and Stock Unit Awards, be credited as additional Awards and paid if and when, and to the extent the underlying Awards are earned and paid. The total number of shares of Common Stock available for grant under the Plan shall not reflect any dividends or dividend equivalents that are reinvested and credited as additional Stock Awards or Stock Unit Awards.

13.05.
Rules of Construction.  Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

ARTICLE XIV

AMENDMENT
The Board may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval of the Company's shareholders in accordance with applicable law, no amendment or modification to the Plan may (i) except as otherwise expressly provided in Article X, increase the number of shares of Common Stock subject to the Plan or the per individual Award limits, (ii)  modify the requirements for participation in the Plan or (iii) modify the Plan in any other way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable, including, without limitation, the rules of the New York Stock Exchange.

No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.

ARTICLE XV

DURATION OF PLAN
No Award may be granted under this Plan after March 27, 2019.  Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XVI

EFFECTIVE DATE OF PLAN
Options, SARs, Stock Unit Awards and Incentive Awards may be granted under the Plan, as amended and restated herein, upon its adoption by the Board, provided that no such Award shall be effective or exercisable unless the Plan, as amended and restated herein, is approved by the Company’s shareholders in accordance with applicable law within twelve months of such adoption.  Stock Awards may be granted under the Plan, as amended and restated herein, upon the later of its adoption by the Board or its approval by shareholders in accordance with the preceding sentence.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Common Stock proxies submitted via the Internet or telephone must be received by 1:00 a.m. Central Time on May 15, 2014.
Plan Participant proxies submitted via the Internet or telephone must be received by 1:00 a.m. Central Time on May 8, 2014.
Vote by Internet
●Go to www.investorvote.com/TG ●Or scan the QR code with your smartphone ●Follow the steps outlined on the secure website

Vote by telephone
●Call toll free 1-800-652-VOTE (8683) within the USA, US territories & ●Canada on a touch tone telephone ●Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in	X
this example. Please do not write outside the designated areas

Annual Meeting Proxy/Voting Instruction

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals - The Board recommends a vote FOR all nominees in Proposals 1 and 2, and FOR Proposals 3 and 4.

1. and 2. Election of Directors:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - George A. Newbill (2017)	☐	☐	☐	02 - Kenneth R. Newsome (2017)	☐	☐	☐	03 - Gregory A. Pratt (2017)	☐	☐	☐

04 - Carl E. Tack, III (2017)	☐	☐	☐	05 - R. Gregory Williams (2015)	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
3.	Re-approval of the Material Terms of the Performance Goals under the Amended and Restated 2004 Equity Incentive Plan.	☐	☐	☐	4.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for Tredegar for the fiscal year ending December 31, 2014.	☐	☐	☐

B	Non-Voting Items
Change of Address - Please print new address below.	Comments - Please print your comments below.

C	Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. The signor(s) hereby revokes all proxies heretofore given to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

Date (mm/dd/yyyy) - Please print date below.		Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
/	/

YOUR VOTE IS IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU CAN BE SURE YOUR SHARES ARE
REPRESENTED AT THE MEETING BY PROMPTLY (i) COMPLETING, SIGNING, DATING AND RETURNING YOUR VOTING INSTRUCTION CARD IN
THE ENCLOSED ENVELOPE OR (ii) VOTING VIA THE INTERNET OR BY TELEPHONE PER THE INSTRUCTIONS ON THE REVERSE SIDE.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy/Voting Instruction Form - TREDEGAR CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting to be held on May 15, 2014
As a recordholder of the common stock of Tredegar Corporation (“Tredegar”), the undersigned hereby appoints Mary Jane Hellyar, A. Brent King and Kevin A. O’Leary, or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of common stock of Tredegar that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 15, 2014, and at any and all adjournments and postponements thereof.
When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees in Proposals 1 and 2, FOR Proposal 3 and FOR Proposal 4 and according to the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting and at any and all adjournments and postponements thereof.
IMPORTANT NOTICE TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN
As a participant in the Tredegar Corporation Retirement Savings Plan (the “Plan”), a notice and proxy statement regarding the Tredegar 2014 Annual Meeting is enclosed and a copy of Tredegar’s annual report has been provided to you. You may instruct Wilmington Trust Retirement & Institutional Services (the “Trustee”) how to vote your proportionate shares of Tredegar common stock held by the Trustee in connection with the 2014 Annual Meeting of Shareholders. If you wish to instruct the Trustee how to vote your shares, complete, sign and date this form and send it to Computershare Investor Services in the enclosed postage-paid envelope so it is received by May 8, 2014 or vote your shares via the Internet or by telephone per the instructions on the reverse side. If no instructions are received by the Trustee, the Trustee will vote your Retirement Savings Plan shares FOR Proposals 1, 2, 3 and 4 as contained in the proxy statement and as shown on the reverse side.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)